SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. _____)

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to ss.240.14a-12

                              Dominion Homes, Inc.
                (Name of Registrant as Specified In Its Charter)

     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            ____________________________________________________________________
      (2)   Aggregate number of securities to which transaction applies:

            ____________________________________________________________________
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction: ___________________

      (5)   Total fee paid: ____________________________________________________

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid: ____________________________________________

      (2)   Form, Schedule or Registration Statement No.: ______________________

      (3)   Filing Party: ______________________________________________________

      (4)   Date Filed: ________________________________________________________

                              DOMINION HOMES, INC.
                         5000 Tuttle Crossing Boulevard
                                 P.O. Box 5000
                             Dublin, Ohio 43016-5555

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

      You are cordially invited to attend our 2004 annual meeting of shareholders which will be held at our headquarters, 5000 Tuttle Crossing Boulevard, Dublin, Ohio, on Wednesday, May 12, 2004, at 9:00 a.m., local time. The annual meeting is being held for the following purposes:

      (1) To elect (a) one Class I director to fill the vacancy created by the expansion of the Board of Directors to ten (10) members, such director to serve for a one-year term expiring at the 2005 annual meeting of shareholders, or until his successor has been elected or appointed, and (b) five Class II Directors, each to serve for a two-year term expiring at the 2006 annual meeting of shareholders, or until their respective successors have been elected or appointed.

      (2) To act on a proposal to approve the Dominion Homes, Inc. Amended and Restated 2003 Stock Option and Incentive Equity Plan (the "Plan") to: (a) prohibit the Company from repricing stock options without shareholder approval; and (b) provide that no more than a de minimus number of awards granted under the Plan will constitute (i) options with an exercise price below fair market value, (ii) time-based restricted shares that vest in less than three years, or (iii) performance-based restricted shares that vest in less than one year.

      (3) To transact any other business which may properly come before the annual meeting or any adjournment thereof.

      These items are more fully described in the following pages, which are made part of this notice. Only shareholders of record at the close of business on March 17, 2004, will be entitled to notice of and to vote at the annual meeting and at any adjournments or postponements thereof.

      Whether or not you plan to attend the annual meeting, you may ensure your representation by completing, signing, dating and promptly returning the enclosed proxy card. A return envelope, which requires no postage if mailed from within the United States, has been provided for your use. If you attend the annual meeting and inform the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used. If you wish to attend the annual meeting and your shares are held of record by a brokerage firm, bank or other nominee, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the annual meeting. In order to vote your shares at the annual meeting, you must obtain from the record holder a proxy issued in your name.

      Regardless of how many shares you own, your vote is very important. Please SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY.

                                        By Order of the Board of Directors,


Dublin, Ohio                            Robert A. Meyer, Jr.
April 9, 2004                           Secretary

                              DOMINION HOMES, INC.
                         5000 Tuttle Crossing Boulevard
                                 P.O. Box 5000
                             Dublin, Ohio 43016-5555

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  May 12, 2004

                                   ----------

                               GENERAL INFORMATION

Purpose, Place, Date and Time of the Annual Meeting

      This proxy statement and the accompanying proxy and Notice of Annual Meeting of Shareholders is furnished to you in connection with the solicitation on behalf of our Board of Directors of proxies to be at the Company's 2004 annual shareholders meeting or any postponement or adjournment of that meeting. The annual meeting will be held at our corporate offices at 5000 Tuttle Crossing Boulevard, Dublin, Ohio on Wednesday, May 12, 2004 at 9:00 a.m., local time for the purposes set forth in the accompanying Notice of Annual Meeting. This proxy statement, the accompanying proxy, Notice of Annual Meeting and a copy of our 2003 Annual Report to Shareholders, are first being mailed to shareholders on or about April 9, 2004.

Record Date and Share Ownership

      Holders of record of our common shares at the close of business on March 17, 2004, are entitled to notice of and to vote at the annual meeting and any postponement or adjournment of the meeting. At that time, we had 8,220,465 common shares outstanding and entitled to vote. Each common share outstanding on the record date entitles the holder to one vote on each matter submitted at the annual meeting.

Submitting and Revoking Your Proxy

      All common shares represented by each properly executed proxy received by the Board pursuant to this solicitation will be voted in accordance with the shareholder's directions specified on the proxy. Except as described below with respect to broker non-votes, if no directions have been specified on a proxy, the common shares represented by the proxy will be voted in accordance with the Board's recommendations, which are as follows:

      "FOR" election as directors of the six nominees named in the accompanying form of proxy; and

      "FOR" approval of the Dominion Homes, Inc. Amended and Restated 2003 Stock Option and Incentive Equity Plan.

      Without affecting any vote previously taken, a shareholder signing and returning a proxy has the power to revoke it at any time prior to its exercise by either: (1) giving notice of such revocation to the Company in writing or other verifiable communication delivered to Christine A. Murry, Assistant Secretary of the Company, at our corporate offices at 5000 Tuttle Crossing Boulevard, P.O. Box 5000, Dublin, Ohio 43016-5555, (2) executing a subsequent proxy, or (3) attending the 2004 annual meeting and giving notice of such revocation in person to the inspector of elections at the annual meeting. Attendance at the 2004 annual meeting will not, in and of itself, constitute revocation of a proxy.

Quorum and Required Vote

      The presence, in person or by proxy, of a majority of voting shares of the Company outstanding and entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of business at the annual meeting. Common shares represented by proxies that have been signed or which constitute a verifiable communication and are delivered to us will be counted toward the quorum in all matters, even though they are marked as "Abstain," "Against" or "Withhold Authority" on any or all matters or they are not marked at all. Broker non-votes, as described in the following paragraph, also will be counted toward the establishment of a quorum.

      Broker/dealers who hold their customers' common shares in street name may, under the applicable rules of the self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such common shares and may vote such common shares on routine matters which, under such rules, typically include the election of directors. Broker/dealers may not vote such common shares on other matters without specific instructions from the customers who own such common shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes.

      The election of the director nominees requires the favorable vote of a plurality of all votes cast by the holders of our common shares at a meeting at which a quorum is present. Broker non-votes and proxies marked "Withhold Authority" will not be counted toward the election of directors or toward the election of individual nominees specified in the form of proxy and, thus, will have no effect. The approval of the Company's Amended and Restated 2003 Stock Option and Incentive Equity Plan, and all other proposals submitted to our shareholders for approval at the annual meeting, requires the affirmative vote of holders of a majority of our common shares issued and outstanding as of the record date at a meeting at which a quorum is present. For purposes of determining the number of our common shares voting on such matters, abstentions and broker non-votes will have the same effect as a vote against the proposal.

Cost of Solicitation

      We will bear all costs of the solicitation of proxies. Solicitation of proxies will be made by mail. Proxies may be further solicited for no additional compensation by our officers, directors, or employees by telephone, written communication or in person. Upon request, we will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for expenses reasonably incurred by them in sending proxy materials to the beneficial owners of common shares of the Company. No solicitation will be made by specially engaged employees or other paid solicitors.

                    VOTING RIGHTS AND PRINCIPAL SHAREHOLDERS

Ownership of Our Common Shares by Principal Shareholders

      The following table sets forth information as of March 17, 2004 (except as noted below), relating to the beneficial ownership of our common shares by each person known by us to own beneficially more than 5% of our outstanding common shares.

                                           Number of Common Shares Beneficially Owned (1)
                                ------------------------------------------------------------------
                                 Sole Voting           Shared
                                     and             Voting and          Shared                         Percent
  Name and Address of            Investment          Investment        Investment                          of
    Beneficial Owner                Power              Power           Power Only         Total         Class(2)
------------------------        ------------        ------------       ----------        ---------      --------
Donald A. Borror (3)                   --           3,908,424(4)        39,229(5)        3,947,653        48.0%

Douglas G. Borror (3)              70,000(6)        3,908,424(4)        11,443(5)        3,989,867        48.5%

David S. Borror (3)                20,718(7)        3,908,424(4)            --           3,929,142        47.8%

Terry E. George (3)                13,716           3,908,424(4)            --           3,922,140        47.7%

BRC Properties Inc. (3)         3,908,424(4)               --               --           3,908,424        47.5%

BRC Properties Inc.,                   --           3,908,424(4)            --           3,908,424        47.5%
   Donald A. Borror,
   Douglas G. Borror,
   David S. Borror and
   Terry E. George, as a
   group

----------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those shares.

(2) Percent of Class is calculated by dividing the number of common shares beneficially owned by a person by the sum of 8,220,465 common shares outstanding as of March 17, 2004, and the number of common shares as to which the person has the right to acquire beneficial ownership within sixty (60) days of March 17, 2004.

(3)   The address of Donald A. Borror, Douglas G. Borror, David S. Borror, Terry
      E. George, and BRC Properties Inc. ("BRC") is 5000 Tuttle Crossing Boulevard, Dublin, Ohio 43016-5555.

(4) Share total is based on information provided to the Company by BRC. By virtue of their ownership and/or control of BRC, each of Donald A. Borror, Douglas G. Borror, David S. Borror, and Terry E. George may be deemed to beneficially own the common shares of the Company held by BRC. See "Certain Relationships and Related Transactions - Description and Ownership of BRC" for additional information.

(5) Consists of common shares held by The Principal Group, as Trustee of the Dominion Homes, Inc. Retirement Plan and Trust, which common shares are voted by the Trustee.

(6) Includes 30,000 restricted common shares awarded to Mr. Douglas G. Borror on October 22, 2002, which shares will vest, if at all, upon (a) the expiration of five years from the date of the award, (b) the Company's achievement of shareholder' equity of not less than $175,000,000 and (c) Mr. Borror continuing to be employed with the Company as of such date. Also includes 40,000 restricted common shares awarded to Mr. Borror on October 22, 2003, which shares will vest, if at all, upon (a) the expiration of three years from the date of the award, and (b) the Company's achievement of a book value per share of $30.00 (without adjustment for the impact of dividends and dilution).

(7) Includes 20,000 restricted common shares awarded to Mr. David S. Borror on October 22, 2003, which shares will vest, if at all, upon (a) the expiration of three years from the date of the award, and (b) the Company's achievement of a book value per share of $30.00 (without adjustment for the impact of dividends and dilution).

Ownership of Our Common Shares by Directors and Executive Officers

      The following table sets forth information regarding beneficial ownership of our common shares by each of our directors (including nominees), each of our executive officers named in the Summary Compensation Table, and our directors (including nominees) and executive officers as a group as of March 17, 2004:

                                           Number of Common Shares Beneficially Owned (1)
                                -------------------------------------------------------------------
                                 Sole Voting            Shared
                                     and              Voting and          Shared                         Percent
         Name of                 Investment           Investment        Investment                          of
    Beneficial Owner                Power               Power           Power Only         Total         Class(2)
------------------------        -------------        ------------       ----------        ---------      --------
David Blom                             --                   --               --                  --          --

Donald A. Borror (3)                   --            3,908,424(4)        39,229(5)        3,947,653        48.0%

Douglas G. Borror                  70,000(6)         3,908,424(4)        11,443(5)        3,989,867        48.5%

David S. Borror                    20,718(7)         3,908,424(4)            --           3,929,142        47.8%

Jon M. Donnell                    117,488(8)                --               --             117,488         1.4%

R. Andrew Johnson                      --                   --               --                  --          --

Pete A. Klisares                   17,718(9)                --               --              17,718           *

Gerald E. Mayo                      8,500(10)               --               --               8,500           *

Robert A. Meyer, Jr. (3)           23,200                   --               --              38,200           *

Carl A. Nelson, Jr                     --                   --               --                  --          --

Zuheir Sofia                        2,500                   --               --               2,500           *

C. Ronald Tilley                    4,762                   --               --               4,762           *

All directors(including           280,189            3,908,424(4)        50,672           4,239,375        51.5%
   director nominees) and
   executive officers as a
   group (13 persons) (11)

----------
*     Less than one percent (1%).

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those shares.

(2) Percent of Class is calculated by dividing the number of shares beneficially owned by the sum of 8,220,465 shares outstanding as of March 17, 2004, and the number of common shares as to which the person has the right to acquire beneficial ownership within sixty (60) days of March 17, 2004.

(3) Effective January 1, 2004, the Board of Directors determined that Mr. Donald A. Borror and Mr. Meyer would no longer be considered "executive officers" of the Company.

(4) Share total is based on information provided to the Company by BRC. By virtue of their ownership and/or control of BRC, each of Donald A. Borror, Douglas G. Borror and David S. Borror may be deemed to beneficially own the common shares of the Company held by BRC. See "Certain Relationships and Related Transactions - Description and Ownership of BRC" for additional information.

(5) Consists of common shares held by The Principal Group, as Trustee of the Dominion Homes, Inc. Retirement Plan and Trust, which common shares are voted by the Trustee.

(6) Includes 30,000 restricted common shares awarded to Mr. Douglas G. Borror on October 22, 2002, which shares will vest, if at all, upon (a) the expiration of five years from the date of the award, (b) the Company's achievement of shareholders' equity of not less than $175,000,000, and (c) Mr. Borror continuing to be employed with the Company as of such date. Also includes 40,000 restricted common shares awarded to Mr. Borror on October 22, 2003, which shares will vest, if at all, upon (a) the expiration of three years from the date of the award, and (b) the Company's achievement of a book value per share of $30.00 (without adjustment for the impact of dividends and dilution).

(7) Includes 20,000 restricted common shares awarded to Mr. David S. Borror on October 22, 2003, which shares will vest, if at all, upon (a) the expiration of three years from the date of the award, and (b) the Company's achievement of a book value per share of $30.00 (without adjustment for the impact of dividends and dilution).

(8) Includes 25,000 restricted common shares awarded to Mr. Donnell on October 22, 2002, which shares will vest, if at all, upon (a) the expiration of five years from the date of the award, (b) the Company's achievement of shareholders' equity of not less than $175,000,000, and (c) Mr. Donnell continuing to be employed with the Company as of such date. Also includes 35,000 restricted common shares awarded to Mr. Donnell on October 22, 2003, which shares will vest, if at all, upon (a) the expiration of three years from the date of the award, and (b) the Company's achievement of a book value per share of $30.00 (without adjustment for the impact of dividends and dilution). Also includes 4,000 common shares which can be acquired upon the exercise of options which are exercisable within sixty
      (60) days of March 17, 2004.

(9) Includes options to purchase 12,500 common shares which are exercisable by Mr. Klisares within sixty (60) days of March 17, 2004.

(10) Includes options to purchase 5,000 common shares which are exercisable by Mr. Mayo within sixty (60) days of March 17, 2004.

(11) In computing the aggregate number of common shares held by the group, the same common shares were not counted more than once.

                INFORMATION CONCERNING OUR BOARD OF DIRECTORS AND
                          CORPORATE GOVERNANCE MATTERS

Board of Directors Meetings

      Regular meetings of our Board of Directors are generally held four times per year, and special meetings are scheduled when required. At each regular meeting of our Board of Directors, members who are "independent directors" meet in executive session without management present. Our Board of Directors held five meetings in 2003. Each director is expected to attend each meeting of the Board and the committees on which he serves. In addition to meetings, the Board and its committees review and act upon matters through written consent procedures. During 2003, each of our directors attended 75% or more of the total number of (i) meetings of the Board, and (ii) meetings of committees of the Board on which the director served.

Standing Committees of the Board

      Our Board of Directors has three standing committees: an Audit Committee, a Nominating and Corporate Governance Committee, and a Stock Option and Compensation Committee. Until October 22, 2003, our Board of Directors also had an Affiliated Transactions Review Committee, which was responsible for reviewing all related party transactions, and an Executive Committee, which was authorized to act on behalf of the full Board of Directors between regularly scheduled meetings of the Board. On October 22, 2003, our Board of Directors approved the elimination of these committees, and assigned to the Audit Committee the responsibility of reviewing all related party transactions. The Board determined it was appropriate to eliminate the Executive Committee in light of the Company's establishment at that time of (1) the Office of the Chairman, which is a management committee consisting of Douglas G. Borror, David S. Borror and Jon
M. Donnell which meets monthly to discuss the Company's performance and outlook, and (2) the position of Lead Director.

      The Audit Committee oversees management's conduct of our financial reporting process, including the financial reports and information that we provide to our shareholders or to the Securities and Exchange Commission, our system of internal control over financial reporting, and the annual independent audit of our financial statements. The Audit Committee also acts on behalf of the Board of Directors with respect to the appointment of our independent auditors, and all audit and other activities performed for us by our independent auditors. Our Amended and Restated Audit Committee Charter is attached as Appendix A to this proxy statement. The Audit Committee is comprised solely of directors who are "independent" directors pursuant to the listing requirements of The Nasdaq Stock Market and applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Currently, Messrs. Mayo (Chairman), Nelson, and Sofia serve as members of our Audit Committee. Our Audit Committee held a total of five meetings during 2003. For additional information on the Audit Committee, see "REPORT OF THE AUDIT COMMITTEE" beginning at page 27.

      The Compensation Committee determines the compensation of our executive officers and administers our incentive stock plans. The Compensation Committee Charter can be found on our Internet website at www.dominionhomes.com under the heading "Investor Relations." The Compensation Committee is comprised solely of directors who are "independent" directors pursuant to the listing requirements of The Nasdaq Stock Market. Currently, Messrs. Sofia (Chairman), Klisares and Tilley serve as members of our Compensation Committee. Our Compensation Committee held a total of five meetings during 2003. For additional information on the Compensation Committee, see "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION" beginning at page 20.

      The Nominating and Corporate Governance Committee ("Governance Committee"), which was established on October 22, 2003, identifies individuals qualified to become members of the Board of Directors and recommends to the Board the slate of directors to be nominated by the Board at the annual shareholders meeting and any director to fill a vacancy on the Board. The Governance Committee also reviews and makes recommendations to the Board regarding Board committee structure and membership, assists the Board in evaluating the Board's overall effectiveness, and oversees the development and implementation of our corporate governance policies. The Governance Committee will consider recommendations for nominees for directorships submitted by our shareholders. See "Director Nomination Process" beginning at page 9. The Governance Committee Charter can be found on our Internet website at www.dominionhomes.com under the heading "Investor Relations." The Governance Committee is comprised solely of directors who are "independent" directors pursuant to the listing requirements of The Nasdaq Stock Market. Currently, Messrs. Tilley (Chairman), Nelson and Mayo serve as members of our Governance Committee. Our Governance Committee held one meeting during 2003.

Lead Director

      In October 2003, our Board of Directors established the position of Lead Director. The Lead Director position was created to provide a regular channel of communication between the independent directors serving on our Board and our Chairman and Chief Executive Officer. The Lead Director will always be the director serving as the Chairman of the Governance Committee and, as a result, the Lead Director will always be an independent director. Currently, Mr. Tilley serves as our Lead Director. The Lead Director's responsibilities include: (1) providing input to the Chairman and Chief Executive Officer in establishing the agenda for meetings of the Board of Directors; (2) chairing executive sessions of our independent directors; and
(3) working with the Chairman and Chief Executive Officer to ensure that our Board of Directors has adequate information and resources to support its decision-making requirements.

Communications with the Board

      Shareholders, employees of the Company, and other interested parties may contact any director or committee of the Board of Directors by writing to them at: c/o Corporate Counsel, Dominion Homes, Inc., 5000 Tuttle Crossing Boulevard, P.O. Box 5000, Dublin, Ohio 43016-5555. Concerns relating to our financial statements, accounting practices or internal controls should be addressed to the Chairman of the Audit Committee. Concerns relating to our governance practices, business ethics or corporate conduct should be addressed to the Chair of the Nominating and Corporate Governance Committee. Any person who submits a question, concern or complaint in this manner and includes his, her or its name and mailing address in the submission will receive a written acknowledgement within 14 days of the receipt of such complaint or concern. Communications also may be submitted on an anonymous basis. The process for the Corporate Counsel's forwarding of these communications to the appropriate Board members has been approved by our independent directors.

      Questions, complaints and concerns also may be submitted to our directors by telephone through our Business Ethics Help Line at 1-800-418-6423, ext. 366.

Qualifications of Directors

      When identifying and evaluating director nominees, the Governance Committee will consider the following:

      o     The candidate's demonstrated character and integrity.

      o The candidate's relevant expertise and experience, including leadership qualities and experience, high-level managerial experience in a relatively complex organization or experience dealing with complex problems.

      o The candidate's ability to provide advice and practical guidance based on his or her experience and expertise.

      o Whether the candidate meets the criteria for independence as established by the Securities and Exchange Commission and the listing standards of The Nasdaq Stock Market. The Board of Directors must be comprised of at least a majority of independent directors.

      o Whether the candidate would be considered a "financial expert" or financially literate according to the criteria established by the Securities and Exchange Commission and the listing standards of The Nasdaq Stock Market.

      o The candidate's ability to exercise sound and independent business judgment and commitment to shareholder value.

      o The candidate's ability to devote sufficient time to Board activities and towards the fulfillment of his or her responsibilities to the Company. A candidate's service on other boards of public companies must not interfere with his or her ability to effectively serve on the Board.

      o Whether the candidate assists in achieving a mix of Board members that represents a diversity of background and professional experience, including with respect to ethnic background, age and gender.

      For incumbent directors, the Governance Committee will also consider the candidate's overall service to the Company during his or her term, including the number of meetings attended, level of participation, quality of performance, and any transactions by the candidate with the Company during his or her term.

Director Nomination Process

      In accordance with Section 2.03 of the Company's Amended and Restated Code of Regulations (the "Regulations"), a nominee for election as a director may be proposed only by the directors or by a shareholder entitled to vote for the election of directors if such shareholder shall have proposed such nominee in a written notice. Each written notice of a proposed nominee must set forth (1) the name, age, business or residence address of each nominee proposed in such notice; (2) the principal occupation or employment of each such nominee for the past five years; and (3) the number of shares of each series and class of the Company owned beneficially and/or of record by each such nominee and the length of time any such shares have been owned. The written notice of a proposed nominee must be delivered or mailed by first class United States mail, postage prepaid, to our Secretary at our principal office and, in the case of a nominee proposed for election as a director at an annual meeting of shareholders, received by the Secretary on or before the later of (i) February 1, immediately preceding such annual meeting or (ii) the sixtieth (60th) day prior to the first anniversary of the most recent annual meeting of our shareholders held for the election of directors, provided, however, that if the annual meeting for the election of directors in any year is not held on or before the thirty-first
(31st) day next following such anniversary, then the written notice must be received by the Secretary within a reasonable time prior to the date of such annual meeting.

      The Governance Committee will assist the Board of Directors in identifying and evaluating prospective candidates, and will recommend to the Board of Directors its candidate(s) for Board membership. The Governance Committee will consider new director candidates suggested by shareholders of the Company, members of the Board of Directors, management, a professional search firm (if the Governance Committee has engaged one), or other interested parties. At least one member of the Governance Committee and the Chairman and Chief Executive Officer will interview the new director candidate(s).

      Prior to the filing of the Company's proxy statement for the annual meeting of shareholders, the Governance Committee will meet to consider new and incumbent director candidates to recommend to the Board of Directors for nomination and election at the annual meeting. During this meeting, the Governance Committee will consider each director candidate by reviewing relevant information provided by the candidate (including information contained in the candidate's mandatory questionnaire), by applying the criteria listed above, and, with respect to incumbent director candidates, by assessing such candidate's performance during the previous year. The Governance Committee will consider and evaluate director candidates nominated by shareholders in the same manner after ensuring that any such nomination has been executed in compliance with the Regulations and the applicable rules and regulations of the Securities and Exchange Commission governing shareholder nominations. Upon conclusion of its evaluation, the Governance Committee will approve and recommend to the Board of Directors its final candidate(s) for Board membership. The nomination of such candidates for election at the annual shareholder meeting is subject to the approval of the Board of Directors.

      David Blom and R. Andrew Johnson, current nominees to serve on the Board of Directors, were recommended to the Governance Committee as qualified candidates by an executive officer of the Company. All other nominees are current members of the Board of Directors and have been nominated by the Board of Directors and elected by the shareholders in prior years.

      To date, the Company has not employed a search firm on behalf of the Governance Committee to identify and assist in evaluating suitable director candidates, although the Governance Committee is authorized to retain a search firm for this purpose if it deems necessary.

Attendance of Directors at Annual Meetings

      All members of our Board of Directors are strongly encouraged, but not required, to attend our annual meetings of shareholders. At our 2003 annual meeting of shareholders, all of the directors then in office were in attendance, as well as director nominees Carl A. Nelson, Jr. and Zuheir Sofia.

Compensation of Directors

Year 2003

      During 2003, directors who were not our employees received fees of $5,000 per quarter and $2,000 per Board meeting. Audit Committee members received an annual fee of $2,500 ($5,000 in the case of the Audit Committee Chairman). In addition, non-employee directors also received the following fees for attending meetings of committees on which the director serves: Compensation Committee:
$750 ($1,500 in the case of the Chairman) per meeting attended; Affiliated Transaction Review Committee: $750 ($1,500 in the case of the Chairman) per meeting attended; Audit Committee: $1,250 ($2,500 in the case of the Chairman) per meeting attended; Governance Committee: $750 ($1,500 in the case of the Chairman) per meeting attended; Development Committee: $750 ($1,500 in the case of the Chairman) per meeting attended; Executive Committee: $1,500 per meeting attended. During 2003, non-employee directors who served on the Development Committee also received a one-time fee of $59,400 for services related to special projects. Beginning in October 2003, our Lead Director (who is a non-employee director) received a monthly fee of $12,500 for his services (which amount was in lieu of any fees for service on or attendance at any other Board or committee meeting).

      Directors may defer the receipt of their director and committee fees through participation in the Executive Deferred Compensation Plan and receive a matching contribution from us of 25% with respect to such deferred fees, not to exceed $2,500 in any year. Directors were also entitled to participate in the Company's Financial Planning Reimbursement Plan, which provides reimbursement for expenses (up to $10,000 in any calendar year for our Chairman, President, and any Executive Vice President and up to $7,500 in any calendar year for our independent directors, and up to $5,000 in any calendar year for our Senior Vice Presidents and Vice Presidents) incurred in personal financial planning.

Year 2004

      Beginning on January 1, 2004, directors who are not our employees receive a fee of $10,000 per quarter. Non-employee directors who serve on the Audit Committee (other than the Audit Committee Chairman) receive an additional fee of $1,250 per quarter, and the Audit Committee Chairman receives an additional fee of $2,500 per quarter. The Chairman of the Compensation Committee receives an additional fee of $1,250 per quarter. The Chairman of the Governance Committee receives a fee of $6,250 per quarter, which includes $5,000 per quarter of fees related to his service as Lead Director.

      Directors may defer the receipt of their director and committee fees through participation in the Executive Deferred Compensation Plan and receive a matching contribution from us, not to exceed $2,500 in any one year, with respect to those deferred fees. Directors also will be entitled to participate in the Financial Planning Reimbursement Plan (described above).

      Additionally, under the 2003 Stock Option and Incentive Equity Plan, our non-employee directors receive, on the first business day after each annual meeting of shareholders, provided that the director continues to serve on the Board of Directors on such date, a grant of a non-qualified stock option to purchase 2,500 common shares at an exercise price equal to the fair market value of the common shares on the date of grant. A director option is exercisable from the date of grant until the earlier of (i) the tenth anniversary of the date of grant or (ii) generally three months (one year in the case of a director who becomes disabled or dies) after the date the director ceases to be a director.

      We do not pay any separate remuneration to our employees who serve as directors. Messrs. Klisares, Mayo, Nelson, Sofia and Tilley were the directors who were not our employees in 2003.

Agreement with Respect to the Election of Directors

      BRC, the holder of approximately 47.5% of our outstanding common shares, has agreed in a Close Corporation Agreement with its shareholders to use its best efforts to elect David S. Borror as a director of the Company for so long as certain contingencies are satisfied and for so long as BRC has the ability to elect at least two (2) directors of the Company. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - Description and Ownership of BRC" beginning at page 32.

Family Relationships

      Donald A. Borror, Chairman Emeritus, is the father of Douglas G. Borror, Chairman and Chief Executive Officer and David S. Borror, Corporate Executive Vice President and director. There are no other family relationships among our executive officers and/or directors.

Code of Business Conduct and Ethics

      Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, on March 10, 2004, our Board of Directors adopted a Code of Business Conduct and Ethics, which applies to all officers (including our chief executive officer and senior financial officers), employees and directors of the Company. The Code of Business Conduct and Ethics was filed as Exhibit 14 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2003. If the Company makes any substantive amendment of, or grants any waiver for an executive officer or director to, the Code of Business Conduct and Ethics, the Company will disclose the nature of such amendment of waiver in a current report on Form 8-K.

                    INFORMATION ABOUT OUR EXECUTIVE OFFICERS
                            AND COMPENSATION MATTERS

Executive Officers

      In addition to Douglas G. Borror, David S. Borror and Jon M. Donnell, whose biographies are set forth in this proxy statement under "ELECTION OF DIRECTORS" beginning at page 36, the following individual is an executive officer of the Company:

      Peter J. O'Hanlon, age 45, has served as Senior Vice President - Finance of the Company since January 2000, and as Chief Financial Officer of the Company since June 1998. Prior to joining the Company, Mr. O'Hanlon was Controller of Gables Residential Trust, an Atlanta-based real estate investment trust, from 1993 through May 1998, and Chief Financial Officer of Wilson Company, an Atlanta-based privately-held holding company, from 1987 through 1992.

Significant Employees

      Karl E. Billisits, age 38, has served as our Executive Vice President - Construction Operations since December 2000. He served as our Senior Vice President of Land Acquisition and Development from April 1999 through November 2000, as our Vice President of Engineering and Development from January 1999 through April 1999, as our Vice President of Engineering from May 1998 through January 1999, as our Director of Engineering from April 1997 through May 1998, and as our Engineer from April 1994 through April 1997. Prior to joining us in 1994, Mr. Billisits was employed as a consulting engineer with Bauer, Davidson & Merchant, a Columbus, Ohio-based consulting engineering firm.

      Stephan M. George, age 47, has served as our Executive Vice President and as President of our Kentucky subsidiary since December 2000. He served as our Executive Vice President of Operations from May 1999 through December 2000. Prior to joining us in 1999, Mr. George served as Chief Operating Officer of Silverman Building Company, a Farmington, Michigan-based homebuilding company, from March 1998 through April 1999, and Vice President of Operations of Cambridge Homes, Inc., a Libertyville, Illinois-based homebuilding company, from December 1987 to March 1998.

      Terry E. George, age 60, has served as our Senior Vice President since November 1993 and as our Treasurer since January 1996. He served on our Board of Directors from 1985 through May 1997, as our Controller from August 1995 to January 1996, and as our Operations Manager from October 1991 through August 1995. Mr. George has also served as Vice President and Treasurer of BRC since December 1996, and previously served as a Vice President of BRC from October 1987 to November 1993. Since December 2000, he has additionally served as Secretary of BRC.

      Jack L. Mautino, age 40, has served as our Executive Vice President of Sales since December 2000. He served as Senior Vice President and General Manager of our Louisville, Kentucky subsidiary from August 1998 through November 2000, as our Senior Vice President of Sales from May 1998 through August 1998, as our Vice President of Sales from October 1995 through August 1998, as a Sales Manager from December 1991 to December 1995, and as a Sales Representative from July 1990 to December 1991. Prior to joining us in 1990, Mr. Mautino was employed by Ryland Homes.

      Robert A. Meyer, Jr., age 50, has served as our Senior Vice President since January 1996 and as our General Counsel and Secretary since December 1993. He served as our Vice President from December 1993 through December 1995. Prior to joining us in 1993, Mr. Meyer was engaged in the private practice of law in the Columbus, Ohio office of Porter, Wright, Morris & Arthur, LLP from November 1978 to December 1993.

      Lori M. Steiner, age 44, has served as our Senior Vice President - Brand Management since October 2003. Ms. Steiner served as our Senior Vice President of Strategy and Communications from January 1999 through September 2003, as our Senior Vice President of

Marketing from May 1998 through December 1998, as our Vice President of Marketing from January 1995 through May 1998 and as our Marketing Director from September 1990 through January 1995. Ms. Steiner served as an account manager for Brooks Young Communications, a Columbus, Ohio-based regional advertising company, from March 1989 to September 1990.

Compensation of Executive Officers

      The following table sets forth, for the three years ended December 31, 2003, cash and non-cash compensation we paid to our Chairman and Chief Executive Officer and to each of our other four most highly compensated executive officers who served as such during 2003 (collectively, the "Named Executive Officers") for services rendered in all capacities by such persons:


                                                        SUMMARY COMPENSATION TABLE


                                                                                      Long Term Compensation
                                                                                  -----------------------------
                                                Annual Compensation                           Awards
                                   ----------------------------------------------------------------------------
                                                                                                     Securities
                                                                 Other Annual     Restricted Stock   Underlying         All Other
Name and                            Salary      Bonus (1)      Compensation (2)        Awards         Options         Compensation
Principal Position        Year       ($)           ($)               ($)                ($)             (#)                ($)
----------------------------------------------------------------------------------------------------------------------------------
Douglas G. Borror         2003     $525,000   $2,250,000(3)      $181,938(4)      $1,281,200(5)(6)         --         $161,760(7)
   Chairman and CEO       2002     $525,000   $1,450,000(3)      $165,966(4)      $  453,000(8)            --         $161,925(9)
                          2001     $480,000   $1,000,000(3)      $130,770(4)              --               --         $153,641(10)

Donald A. Borror(11)      2003     $250,000   $  275,000         $ 16,994(12)             --               --         $    816(13)
   Chairman Emeritus      2002     $250,000   $  275,000         $ 53,639(12)             --               --         $    816(13)
                          2001     $250,000   $  275,000               --                 --               --         $    816(13)

Jon M. Donnell            2003     $420,000   $1,750,000(14)     $142,548(15)     $1,121,050(5)(6)         --         $ 96,760(7)
   President and COO      2002     $420,000   $1,105,000(14)     $128,012(15)     $  377,500(8)            --         $ 96,760(9)
                          2001     $400,000   $  725,000(14)     $ 64,572(15)             --               --         $ 91,547(10)

David S. Borror           2003     $250,000   $  550,000         $ 86,321(16)     $  640,600(5)(6)         --         $ 42,760(7)
   Corporate Executive    2002     $250,000   $  417,000         $102,127(16)             --               --         $ 42,760(9)
   VP                     2001     $240,000   $  330,000         $ 56,559(16)             --               --         $ 40,649(10)

Robert A. Meyer, Jr.(11)  2003     $187,500   $  300,000         $ 23,770                 --           15,000         $ 36,760(7)
   Sr. VP, General        2002     $175,000   $  267,000               --                 --               --         $ 36,760(9)
   Counsel and Secretary  2001     $175,000   $  200,000               --                 --               --         $ 34,774(10)

----------
(1) Includes amounts deferred by the Named Executive Officer pursuant to the Amended and Restated Dominion Homes, Inc. Executive Deferred Compensation Plan (the "Executive Deferred Compensation Plan").

(2) Perquisites and other personal benefits did not exceed applicable thresholds except as specifically set forth.

(3) For 2003, includes Mr. Douglas G. Borror's 2003 bonus of $2,250,000, all of which was paid in 2004. For 2002, includes Mr. Douglas G. Borror's 2002 bonus of $1,450,000, all of which was paid in 2003. For 2001, includes Mr. Douglas G. Borror's 2001 bonus of $1,000,000, of which $400,000 was paid in 2002.

(4)   Includes $136,255 for 2003, $100,466 for 2002, and $49,302 for 2001,
      attributable to personal use of Company property. Also includes $0 for 2003, $32,434 for 2002 and $47,138 for 2001, attributable to payment of personal expenses of Mr. Douglas G. Borror on business related trips.

(5) On October 22, 2003, Mr. Douglas G. Borror was granted 40,000 restricted common shares, Mr. Donnell was granted 35,000 restricted common shares, and Mr. David S. Borror was granted 20,000 restricted common shares. The restricted common shares were valued at $32.03, the closing price of the Company's common shares on October 21, 2003. The shares will vest, if at all, upon (a) the expiration of three years from the date of the award, and (b) the Company's achievement of a book value per share of $30.00 (without adjustment for the impact of dividends and dilution).

(6) As of December 31, 2003, the aggregate value of the 70,000 restricted common shares held by Mr. Douglas G. Borror, the 60,000 restricted common shares held by Mr. Donnell, and the 20,000 restricted common share held by Mr. David S. Borror were $2,123,100, $1,819,000 and $606,600, respectively. Dividends, if any are held in escrow pending vesting of the restricted common shares.

(7) Includes for 2003, the value of premiums paid by the Company to fund a contractually obligated death benefit and contributions pursuant to the Company's Supplemental Executive Retirement Plan. Also includes for 2003, except with respect to Donald A. Borror (see footnote 13 below), amounts we paid for coverage under our Group Life Insurance Program for all employees of $1,260 for each of the Named Executive Officers, our matching contributions under the Retirement Plan and Trust of $8,000 for each of the Named Executive Officers, and our matching contributions under the Executive Deferred Compensation Plan of $2,500 for each of the Named Executive Officers.

(8) On October 22, 2002, Mr. Douglas G. Borror was granted 30,000 restricted common shares and Mr. Donnell was granted 25,000 restricted common shares. The restricted common shares were valued at $15.10, the closing price of the Company's common shares on October 21, 2002. The shares will vest, if at all, upon (a) the expiration of five years from the date of the award,
      (b) the Company's achievement of shareholders' equity of not less than $175,000,000, and (c) the recipient continuing to be employed with the Company as of such date.

(9) Includes for 2002, the value of premiums paid for split-dollar life insurance coverage under our Split Dollar Plan (the "Split Dollar Plan") (Mr. Douglas G. Borror: $150,000, Mr. Donnell: $85,000, Mr. David S.
      Borror: $31,000 and Mr. Meyer: $25,000). Does not include reimbursements made to the executive officers pursuant to the Company's discontinuation of the split dollar plan arrangement. The Split Dollar Plan is discussed in greater detail under "Report of Compensation Committee on Executive Compensation- Long-Term Incentive Compensation-Split Dollar Plan." Also includes for 2002, except with respect to Donald A. Borror (see footnote 13 below) amounts we paid for coverage under our Group Life Insurance Program for all employees of $1,260 for each of the Named Executive Officers, our matching contributions under the Retirement Plan and Trust of $8,000 for each of the Named Executive Officers, and our matching contributions under the Executive Deferred Compensation Plan of $2,500 for each of the Named Executive Officers.

(10) Includes for 2001, the value of premiums paid for split-dollar life insurance coverage under the Split Dollar Plan (Mr. Douglas G. Borror:
      $143,081, Mr. Donnell: $80,987, Mr. David S. Borror: $30,089 and Mr. Meyer $24,214). The Split Dollar Plan is discussed in greater detail under "Report of Compensation Committee on Executive Compensation- Long-Term Incentive Compensation-Split Dollar Plan." Also includes for 2001, except with respect to Donald A. Borror (see footnote 13 below), amounts we paid for coverage under the Company's Group Life Insurance Program for all employees of $1,260 for each of the Named Executive Officers, our matching contributions under the Retirement Plan and Trust of $6,800 for each of the Named Executive Officers, and our matching contributions under the Executive Deferred Compensation Plan of $2,500 for each of the Named Executive Officers.

(11) Effective January 1, 2004, the Board of Directors determined that Mr. Donald A. Borror and Mr. Meyer would no longer be considered "executive officers" of the Company.

(12) Includes $0 for 2003 and $25,798 for 2002 attributable to personal use of Company property.

(13) Includes for 2003, 2002 and 2001, $816 paid by us for coverage under our Group Life Insurance Program for all employees for Donald A. Borror.

(14) For 2003, includes Mr. Donnell's bonus of $1,750,000, $1,705,047 of which was paid in 2004. For 2002, includes Mr. Donnell's 2002 bonus of $1,105,000, all of which was paid in 2002. For 2001, includes Mr. Donnell's 2001 bonus of $725,000, of which $275,000 was paid in 2002.

(15)  Includes $105,523 for 2003, $95,823 for 2002, and $45,045 for 2001,
      attributable to personal use of Company property.

(16)  Includes $56,701 for 2003, $78,196 for 2002 and $42,312 for 2001,
      attributable to personal use of Company property.

                        OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth certain information concerning the grant of stock options to the Named Executive Officers under our 2003 Stock Option and Incentive Equity Plan during the 2003 fiscal year:

                             Number of
                             Securities       % of Total
                             Underlying         Options                                               Potential Realized Value at
                               Options        Granted to         Exercise                           Assumed Annual Rates of Stock
                               Granted       Employees in         Price         Expiration             Price Appreciation for
         Name                    (#)        Fiscal Year(1)      ($/Share)          Date                  Option Terms (2)(3)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    5% ($)                 10% ($)
                                                                                                  ---------               ---------
Robert A. Meyer, Jr. (4)       15,000            13%              $24.24           2013           $ 592,000               $ 943,000

----------

(1)   Percentage is based upon 117,500 options granted to employees in fiscal
      2003.

(2) The dollar amounts in these columns are the product of (a) the difference between (1) the product of the per share market price at the date of grant and the sum of 1 plus the assumed rate of appreciation (5% and 10%) compounded over the term of the option (ten years) and (2) the per share exercise price and (b) the number of shares underlying the grant.

(3) The appreciation rates stated are arbitrarily assumed, and may or may not reflect actual appreciation in the stock price over the life of the option. Regardless of any theoretical value which may be placed on a stock option, no increase in its value will occur without an increase in the value of the underlying shares. Whether an increase will be realized will depend not only on the efforts of the recipient of the option, but also upon conditions in our industry, competition, and economic conditions, over which the optionee may have little or no control.

(4) Effective January 1, 2004, the Board of Directors determined that Mr. Meyer would no longer be considered an "executive officer" of the Company.

                 AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END
                               OPTION VALUE TABLE

            The following table provides certain information regarding the number and value of stock options held by our named executive officers at December 31, 2003.

                                                                     Number of Securities            Value of Unexercised
                                                                    Underlying Unexercised               In-The-Money
                                                                        Options/SARs at                 Options/SARs at
                                                                      Fiscal-Year-End (#)           Fiscal-Year-End ($)(2)
                                                                 ------------------------------------------------------------
                                Shares
                             acquired on
                               exercise     Value Realized
        Name                     (#)            ($)(1)           Exercisable    Unexercisable    Exercisable    Unexercisable
-----------------------------------------------------------------------------------------------------------------------------
Robert A. Meyer, Jr. (3)        1,500          $ 39,975               0            15,000            $ 0           $97,200

----------

(1) Value realized represents the difference between the aggregate exercise price of the option shares and the aggregate market price of the option shares on the date the option was exercised. The value realized was determined without consideration for any taxes or brokerage expenses that may have been owed.

(2) Represents the total gain which would be realized if all in-the-money options held at year end were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the per share fair market value at year end ($30.33 on December 31, 2003). An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

(3) Effective January 1, 2004, the Board of Directors determined that Mr. Meyer would no longer be considered an "executive officer" of the Company.

Employment Agreements

      We have employment agreements with the following named executive officers:
Jon M. Donnell, our President and Chief Operating Officer, Robert A. Meyer, Jr., our Senior Vice President, General Counsel and Secretary, and Peter J. O'Hanlon, our Senior Vice President - Finance and Chief Financial Officer. Each employment agreement became effective as of January 1, 2001, was for an initial term of three years, and renews automatically for additional three-year terms unless we provide notice to the executive of our intention not to renew by the last day of the first calendar year that ends after the effective date, or, if the agreement has been extended, by December 31 of the first year of any extension period. To date, we have not provided any such notice to Mr. Donnell, Mr. Meyer or Mr. O'Hanlon.

      Under each of the employment agreements, if we terminate the executive's employment without cause (as defined in the employment agreements) or if the executive terminates his employment with us for good reason (as defined in the employment agreements), the executive will be entitled to the following:

      o any accrued but unpaid base salary, any accrued but unused vacation, and any unreimbursed business expenses, all as of the date of termination;

      o payments equal to 12 months (18 months in the case of Mr. Donnell's employment agreement) of the executive's base salary in effect on the date of termination, payable through the Company's ordinary payroll process; and

      o a lump sum cash payment equal to 18 times the monthly premium on the date of termination for group health insurance paid on behalf of the executive and, if applicable, his family, under the Company's group health plan.

      Each employment agreement also includes a non-competition covenant effective for one year after the executive's termination.

      Effective January 1, 2003, the employment agreements were amended to redefine the term "change in control." Under the amended agreements, a "change in control" will be deemed to have occurred upon the happening of any of the following events:

      o Douglas G. Borror and David S. Borror both cease to be members of our Board of Directors;

      o any direct or indirect acquisition by a person or group, directly or indirectly, of our securities representing more than 40 percent of the combined voting power of our then outstanding securities; provided, however, that a "person" or "group" will not include:

            o     the Company;

            o     any entity under common control with the Company;

            o BRC Properties Inc. or any of its shareholders or members of the family of Donald A. Borror; or

            o     any employee benefit plan of any entity described above;

      o the adoption or authorization by our shareholders of a definitive agreement for the merger or other business combination of the Company in which our shareholders will own less than 50 percent of the voting power in the surviving entity or for the sale or other disposition of all or substantially all of our assets; or

      o the adoption by our shareholders of a plan relating to the liquidation or dissolution of the Company.

The employment agreements provide that upon a change in control, the executive will become fully vested in all employee benefit programs (other than any tax qualified retirement plan, the executive's interest in which will vest in accordance with such plan's terms). In addition, if at any time within two years following a change in control, the employment of the executive is terminated without cause (as defined in the agreements), or if the executive terminates his employment with good reason (as defined in the agreements), the executive would be entitled to receive various benefits, including (1) a lump sum payment equivalent to two years' annual base salary then in effect, (2) the payments the executive otherwise would have been entitled to receive had we terminated his employment without cause (summarized above), and (3) reimbursement of expenses related to executive outplacement services.

Equity Compensation Plan Information

      The following table sets forth information as of December 31, 2003, concerning the aggregate number of our common shares that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans or arrangements approved by our shareholders and plans or arrangements not submitted to our shareholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

                                                                                                  Number of securities
                                       Number of Securities                                     remaining available for
                                         to be issued upon            Weighted-average           issuance under equity
                                            exercise of              exercise price of             compensation plans
                                       outstanding options,         outstanding options,         (excluding securities
                                        warrants and rights         warrants and rights         reflected in column (a)
                                              (a)(1)                        (b)                          (c)(2)
                                       --------------------         -------------------         -----------------------
Equity compensation plans
approved by security holders (3)              229,100                     $ 14.52                       287,500

Equity compensation plans not
approved by security holders                       --                          --                           --

Total                                         229,100                     $ 14.52                       287,500

----------

(1) All outstanding options, warrants and rights were issued under the 1994 Incentive Stock Plan or the 2003 Stock Option and Incentive Equity Plan.

(2) Excludes common shares listed in the first column as common shares to be issued upon exercise of outstanding options, warrants and rights.

(3) Does not include shares subject to the Executive Deferred Compensation Plan. See "Executive Deferred Compensation Plan" below.

Executive Deferred Compensation Plan

      The Executive Deferred Compensation Plan permits executive officers and directors to elect to defer receipt of a portion of their annual compensation (20% of total base and bonus for employees and 100% of directors' fees). The Executive Deferred Compensation Plan also provides for us to make a matching contribution for each participant equal to 25% of the amount deferred, but not to exceed $2,500 in any year. Our matching contribution vests in 20% increments over a five-year period, subject to accelerated vesting upon a "change in control."

The contribution and match amounts are used by the trustee of a rabbi trust to acquire common shares in the open market. These common shares are held and voted by the trustee pursuant to the rabbi trust agreement.

      The following table sets forth information concerning the aggregate deferral contributions by participating directors and Named Executive Officers and corresponding aggregate Company-matching contributions through December 31, 2003, expressed as the number of common shares held by the trustee as of such date, with respect to each director and Named Executive Officer participating in the Executive Deferred Compensation Plan.

                                                   Vested Company-        Unvested Company-
                      Deferral Contributions          Matching                 Matching
                        Payable as Common       Contributions Payable   Contributions Payable
                              Shares              as Common Shares         as Common Shares           Total
-----------------------------------------------------------------------------------------------------------
David S. Borror                5,290                    1,337                       --                6,627
Douglas G. Borror             13,757                    3,421                       --               17,178
Jon M. Donnell                 6,282                    1,072                      509                7,863
Pete A. Klisares              10,612                    1,179                       --               11,791
Robert A. Meyer, Jr.           6,266                    1,072                      509                7,847
C. Ronald Tilley               7,487                    1,173                       --                8,660
-----------------------------------------------------------------------------------------------------------

Total                         49,694                    9,254                    1,018               59,966

Compensation Committee Interlocks and Insider Participation

      During 2003, no member of the Compensation Committee (1) was a current or former executive officer of the Company, or (2) had a reportable business relationship with the Company.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

      The following Report of the Compensation Committee on Executive Compensation does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except to the extent that the Company specifically incorporates this Report by reference in such filing.

      The Company has vested in the Compensation Committee the authority to determine and administer the compensation program for the Company's executive officers and other key employees. The members of the Compensation Committee are Zuheir Sofia (Chairman), Pete A. Klisares, and C. Ronald Tilley. Each member of the Compensation Committee is an "independent" director pursuant to the listing requirements of The Nasdaq Stock Market.

Compensation Philosophy

      The Company's executive compensation philosophy seeks to promote the following key objectives:

      o align the interests of executive officers and other key employees with the interests of shareholders by linking a significant percentage of their total compensation to Company financial performance;

      o     reward individual contribution and achievement; and

      o allow the Company to continue to attract and retain outstanding executive officers and other key employees and to compete with industry competitors and other businesses for executive talent.

Implementation of this philosophy is an ongoing process, and the Compensation Committee expects, as in previous years, to continue to refine the Company's executive compensation program during 2004.

      There are two primary components to the Company's executive compensation program: annual cash compensation and long-term incentive compensation. Annual cash compensation consists of a base salary and an incentive bonus. Long-term incentive compensation consists of stock options, restricted shares, and other awards under the 2003 Stock Option and Incentive Equity Plan. The Company's executive compensation program also allows executives to defer a portion of their compensation, and to augment the deferred amounts by Company matches, through their optional participation in the Executive Deferred Compensation Plan. The Company also has a Supplemental Executive Retirement Plan, which provides deferred compensation benefits to participating executives if certain vesting conditions are met and if the participating executive does not leave employment with the Company prior to age 55. See "Supplemental Executive Retirement Plan" beginning at page 25.

Annual Cash Compensation

      General. It is the Company's objective to achieve continuous revenue and earnings growth with a long-term objective of performing in the leading group of companies in the homebuilding industry in revenue growth and profitability. The Compensation Committee believes that, in order to achieve this objective, the Company must be able to attract and retain exceptional executive talent. Accordingly, the Compensation Committee's intent is that the total cash compensation received by the Company's executive officers would place them in the upper range of the total cash compensation received by the executive officers of homebuilding companies in general. In determining compensation for the Company's executive officers, the Compensation Committee annually reviews a nationally-compiled database of compensation by other homebuilding companies for various executive positions, including data specific to public homebuilding companies, homebuilding companies of a size comparable to the Company and homebuilding companies operating in the Midwest. The Compensation Committee also considers the performance of the Company in relation to other homebuilding companies based on several measures of economic performance.

      Base Salary. The Compensation Committee recognizes that the homebuilding business is cyclical and that the Company's financial performance depends, in large part, on whether the homebuilding business is in a favorable or unfavorable cycle. The Compensation Committee attempts to set the base salaries of the Company's executive officers at levels sufficient to attract and retain executive talent in all business cycles.

      In setting the base salary of an executive officer, the Compensation Committee subjectively analyzes the executive's responsibilities, performance and value to the Company, but gives no fixed weighting to any of such factors. The Compensation Committee also considers market salary ranges for comparable positions. The Compensation Committee reviews annually the base salary of each executive officer and makes adjustments as it believes is warranted.

      Incentive Bonus. The Compensation Committee believes that a significant portion of the total compensation of the Company's executive officers should consist of variable, performance-based components, such as awards of incentive bonuses and grants of stock options, which the Compensation Committee can adjust to reflect changes in Company and individual performance. These compensation components are intended to reinforce the Company's commitment to increasing Company profitability and shareholder value.

      In 2002, the shareholders adopted the Dominion Homes, Inc. Incentive Growth Plan (the "Incentive Growth Plan") to provide tax-deductible incentive compensation to the Company's Chief Executive Officer and its President and Chief Operating Officer. Currently, the only employees participating in this program are Douglas G. Borror, the Chairman of the Board and Chief Executive Officer of the Company, and Jon M. Donnell, the President and Chief Operating Officer of the Company.

      Incentive compensation is paid under the Incentive Growth Plan only if specified performance criteria are met over the course of a performance cycle.

      The Incentive Growth Plan is administered by the Company's Compensation Committee which is responsible for establishing for each plan participant (1) a target bonus, and (2) the performance criteria used to determine the portion of the target bonus that the participant will receive at the end of any given performance cycle. Performance criteria are established (and communicated to participants in writing) no later than the earlier of (1) ninety (90) days after the beginning of the applicable performance cycle, or (2) the expiration of 25% of the applicable performance cycle.

      In establishing each participant's performance criteria, the Compensation Committee considers the relevance of each participant's assigned duties and responsibilities to factors that preserve and increase the Company's value. These factors may include:

      o     increasing sales;

      o     developing new products and lines of revenue;

      o     reducing operating expenses;

      o     increasing customer satisfaction;

      o developing new markets and increasing the Company's share of existing markets;

      o     meeting completion schedules;

      o     increasing standardized pricing;

      o developing and managing relationships with regulatory and other governmental agencies;

      o     managing cash;

      o     managing claims against the Company, including litigation;

      o     identifying and completing strategic acquisitions; and

      o     increasing the Company's book value.

      During 2003, the Compensation Committee used the Company's net income and a measure of the Company's customer satisfaction as the performance criteria which would determine the participant's bonus. At the end of each performance cycle, the Compensation Committee certifies to the Board of Directors the extent to which each participant has or has not met his or her performance criteria and the portion, if any, of the target bonus that is to be paid to each participant. If the Board of Directors approves, this amount is distributed in a single cash payment within 90 days after the end of the performance cycle unless the participant has made an irrevocable election to defer all or part of his or her incentive compensation into the Executive Deferred Compensation Plan. If this election is made, the deferred incentive compensation will be credited to the participant's Executive Deferred Compensation Plan account and distributed under the terms of that plan.

      Subject to any contrary agreement between the Company and the participant, a participant who terminates employment before the end of a performance cycle will forfeit all right to receive any amount under the Incentive Growth Plan (other than any amounts earned during any performance cycle that ended before his or her termination, which amounts will be paid). A participant who retires, dies or becomes disabled during a performance cycle will receive a prorated distribution at the end of the performance cycle during which he or she retired, died or became disabled, calculated in accordance with the proration formula set forth in the Incentive Growth Plan.

      Within sixty days of a "change in control" of the Company, the Company will distribute to each Incentive Growth Plan participant the participant's target bonus for the year in which the change in control occurred. The Company will make the distribution whether or not the performance criteria for that period have been met and whether or not the pending performance cycle has been completed. If, however, the sum of all payments made upon a change in control as described in the Incentive Growth Plan, and those provided under all other plans, programs or agreements between the participant and the Company and its subsidiaries, constitute "excess parachute payments," then the Company will either (1) reimburse the participant for specified amounts owed as excise taxes, as described in the Incentive Growth Plan, or (2) reduce the amounts paid to the participant under the Incentive Growth Plan so that the participant's total payments would be $1.00 less than the amount that would be considered an "excess parachute payment." The Company will use the procedure which provides the affected participant with the greatest after-tax benefit.

      With respect to the remaining officers, the Compensation Committee takes into account various quantitative measures and qualitative indicators of Company and individual performance in determining the level of incentive bonuses to be awarded to the Company's executive officers, including contributions to attaining corporate goals and objectives and achievements with respect to individual goals and performance measures. Although historically the Compensation Committee has tended to give more weight to quantitative measures of Company financial performance, it does not apply any specific formula. In making such compensation decisions, the Compensation Committee recognizes and takes into account that the homebuilding business is cyclical and that Company financial performance can be greatly affected by factors, such as interest rates and weather, that are beyond the control of the Company's executive officers. The Compensation Committee considers such quantitative Company financial performance measures as revenue growth, profitability, earnings per share and return on shareholders' equity in determining the level of incentive bonuses. The Compensation Committee also considers the Company's performance with respect to its customer satisfaction ratings as a factor in determining incentive bonuses for all executive officers. During 2003, the Company exceeded its target goal of customer satisfaction.

      The Compensation Committee also understands the importance of individual contributions and achievements that may be difficult to quantify and, accordingly, recognizes qualitative indicators such as successful supervision of major corporate projects, demonstrated leadership and the ability to respond to difficult business cycles.

Long-Term Incentive Compensation

      Stock Options. In 2003, Robert A. Meyer, Jr. was awarded an option to purchase 15,000 common shares. No other Named Executive Officers were awarded stock options during 2003. The Compensation Committee intends to make grants on a periodic basis under the 2003 Stock Option and Equity Incentive Stock Plan to the Company's executive officers and other key employees. In making such grants, the Compensation Committee will consider the subjective factors identified above, as well as the number of options granted in prior years.

      Restricted Shares. During 2003, the Company awarded 40,000, 35,000, and 20,000 restricted common shares to Douglas G. Borror, Chairman and Chief Executive Officer, Jon M. Donnell, President and Chief Operating Officer, and David S. Borror, Corporate Executive Vice President, respectively. The restricted common shares shall vest, if at all, upon the lapse of a period of three (3) years from the date of award, and the Company having a book value per share of $30.00 (without adjustment for the impact of dividends and dilution). The grants were made in recognition of the contributions made by Mr. Douglas G. Borror, Mr. Donnell, and Mr. David S. Borror and to provide incentive for further exemplary contributions by them and their continued employment with the Company in the future. No other grants of restricted shares were made to any Named Executive Officer in 2003.

      Split Dollar Plan. Beginning in January of 1999 until December of 2002, the Company maintained a Split Dollar Plan, in which certain key employees of the Company, including all Named Executive Officers other than Donald A. Borror, were participants. The purpose of the Split Dollar Plan was to provide additional incentive for participating employees to remain with the Company and contribute to its success.

      Under the Split Dollar Plan, participating employees were provided with a death benefit during employment, together with a retirement benefit upon retirement at or after age 55 (or, if sooner, upon a "change in control" of the Company), provided (a) the employee shall have then completed ten years of service with the Company following implementation of the Split Dollar Plan, (b) the Company shall have attained adjusted shareholders' equity of $100 million, and (c) the employee shall have complied with the provisions of the noncompetition covenant for one year following retirement.

      Under the terms of the Split Dollar Plan, each participating employee paid a portion of the policy premium; the remainder of the premium was paid by the Company in cash. In December 2002, the Company discontinued the split dollar plan arrangement and each of the participating employees assigned all of his or her interest in the employee's life insurance policy to the Company in exchange for the Company's agreement to provide the employee with an equivalent death benefit should the employee die during the course of his or her employment and a payment in cash equivalent to the portion of the premiums which the participants had personally paid ($19,344 in the case of Douglas G. Borror, $11,318 in the case of Jon M. Donnell, $3,537 in the case of David S. Borror and $2,971 in the case of Robert A. Meyer, Jr.).

      Supplemental Executive Retirement Plan. Effective January 1, 2003, the Company adopted a Supplemental Employee Retirement Plan (the "SERP"), in which certain key employees of the Company, including all Named Executive Officers other than Donald A. Borror, are participants. The purpose of the SERP is to provide additional incentive for participating employees to remain with the Company and contribute to its success.

      Under the SERP, participating employees will be eligible for retirement benefits if the participant satisfies certain criteria as are set forth in each employee's notice of participation. Each current participant's notice of participation states that in order for the participant to receive retirement benefits under the SERP, (1) the participant's employment with the Company must have terminated for reasons other than death after the occurrence of either (a) both (i) the participant's completion of 72 months of participation in the SERP and (ii) the Company's adjusted shareholders' equity having exceeded $100 million, or (b) a "change in control" (as defined in the SERP), and (2) such termination either (a) occurred after the participant reached age 55, (b) occurred for "good reason" (as defined in the SERP) or (c) was a termination by the Company without "cause" (as defined in the SERP).

      The Compensation Committee may set forth qualifying criteria which differs from those stated above for any future participant in the SERP. The Compensation Committee will establish an account for each participant and otherwise administer the SERP. Upon a participant satisfying the conditions outlined in his notice of participation, the Company will make a lump sum distribution to the participant in an amount equal to the value of his account. Initially, the account shall have a value equal to the Company's contribution to the SERP as set forth in the notice of participation. The Compensation Committee will measure the value or the account annually by crediting any allocations made by the Company, at the Compensation Committee's discretion, and by using a hypothetical investment of the value of the account in an investment fund of the Compensation Committee's choosing.

Chief Executive Officer Compensation

      In accordance with the executive compensation philosophy and program described above, and primarily in recognition of the Company's strong financial performance during 2003, the Compensation Committee awarded Douglas G. Borror a cash incentive bonus of $2,250,000 in 2003. Mr. Borror received an annual base salary in 2003 of $525,000 which was the same as his 2002 base salary. In determining Mr. Borror's compensation for 2003, the Compensation Committee relied upon the following: (i) the Company's record net income; and (ii) the Company having exceeded its customer satisfaction goal. Mr. Borror did not receive an award of stock options in 2003 but was awarded 40,000 restricted common shares in 2003. The restricted common shares shall vest, if at all, upon the lapse of a period of three (3) years from the date of award, and the Company having a book value per share of $30.00 (without adjustment for the impact of dividends and dilution).

Tax Aspects

      Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits the deduction by a publicly-held corporation of compensation paid to a "covered employee" in excess of $1,000,000 per year, subject to certain exceptions. Generally, the Company's covered employees are the Named Executive Officers, who are listed under the Summary Compensation Table set forth above. With the adoption and application of the Company's Incentive Compensation Plan the Company believes that the portion of compensation over $1.0 million for 2003 awarded to Mr. Borror and Mr. Donnell will be deductible for Federal income tax purposes.

      This report of the Compensation Committee was adopted by each of the members of the Compensation Committee on March 11, 2004.

                                        Compensation Committee

                                        Zuheir Sofia, Chairman
                                        Pete A. Klisares
                                        C. Ronald Tilley

                          REPORT OF THE AUDIT COMMITTEE

      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this Report by reference in such filing.

General

      The Audit Committee of our Board of Directors is comprised of three non-employee directors (listed below). After reviewing the qualifications of the current members of the Audit Committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board of Directors has determined that: (1) all current Audit Committee members are "independent" as that concept is defined in Rule 10A-3(b)(1) of the Exchange,
(2) all current Audit Committee members are independent and financially literate for purposes of the listing requirements of The Nasdaq Stock Market, and (3) Carl A. Nelson, Jr. qualifies as the Company's Audit Committee financial expert under the applicable rules promulgated pursuant to the Exchange Act, and satisfies the standards for financial sophistication set forth in the listing requirements of The Nasdaq Stock Market.

      The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee is governed by a formal written charter that is reviewed and assessed annually (the "Charter"). On March 16, 2004, our Board of Directors amended the Charter to address recent pronouncements by the Securities and Exchange Commission and The Nasdaq Stock Market. A copy of the Charter, as amended and restated, is attached as Appendix A to this proxy statement.

Review and Discussion with Independent Auditors

      In discharging its oversight responsibility as to the audit process, the Audit Committee (1) obtained from PricewaterhouseCoopers LLP a formal written statement describing all relationships between PricewaterhouseCoopers LLP and the Company that might bear on PricewaterhouseCoopers LLP's independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, (2) discussed with PricewaterhouseCoopers LLP any relationships or services that may impact the objectivity and independence of PricewaterhouseCoopers LLP, and (3) satisfied itself as to PricewaterhouseCoopers LLP's independence. The Audit Committee also discussed with management, the internal auditors and PricewaterhouseCoopers LLP the quality and effectiveness of the Company's internal accounting and financial controls.

      Prior to the filing of each of the Company's Quarterly Reports on Form 10-Q, the Audit Committee met with the PricewaterhouseCooopers LLP to discuss the results of their interim reviews, including, when applicable, (1) new or changed accounting principles, (2) critical accounting policies, (3) unusual transactions, and (4) estimates, judgments and uncertainties related to such quarterly financial reports. The Audit Committee also received written communication and held discussions with PricewaterhouseCoopers LLP regarding the annual audit plan, including matters relating to accounting and financial reporting, critical accounting policies, higher risk and judgmental areas of financial reporting, and industry and business issues impacting the Company's financial reports. Prior to filing of the Company's Annual Report on Form 10-K, the Audit Committee discussed and reviewed the results of PricewaterhouseCoopers LLP's audit of the financial statements as of and for the year ended December 31, 2003. This discussion and review, conducted with and without management present, included all communications required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as well as critical accounting policies and the overall quality of the Company's financial reporting.

Review and Discussion with Management

      The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2003, with management. Management has the responsibility for the preparation of the Company's consolidated financial statements, and PricewaterhouseCoopers LLP has the responsibility for the audit of those statements. The Audit Committee also discussed the results of the Company's internal audit.

Conclusion

      Based on the reviews and discussions with management and PricewaterhouseCoopers LLP noted above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, to be filed with the Securities and Exchange Commission.

      This report of the Audit Committee was adopted by each of the members of the Audit Committee on March 9, 2004.

                                        Audit Committee

                                        Gerald E. Mayo, Chairman
                                        Carl A. Nelson, Jr.
                                        Zuheir Sofia

                              SELECTION OF AUDITORS

      The Board of Directors has selected PricewaterhouseCoopers LLP, certified public accountants, as independent auditors of the Company for the year ending December 31, 2004. PricewaterhouseCoopers LLP and its predecessors have audited the books of the Company and its predecessors since 1964. Management expects that a representative of PricewaterhouseCoopers LLP will be present at the annual meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Audit Fees

      The aggregate fees billed for audit services rendered by PricewaterhouseCoopers LLP during the years ended December 31, 2003 and 2002 were $265,335 and $412,825, respectively. Audit fees for these periods were for professional services rendered for the audits and quarterly reviews of the consolidated financial statements of the Company, statutory audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents that the Company filed with the Securities and Exchange Commission.

Audit-Related Fees

      The aggregate fees billed for audit-related services rendered by PricewaterhouseCoopers LLP during the years ended December 31, 2003 and 2002 were $29,300 and $16,000, respectively. Audit-related fees for the periods indicated were for assurance services related to consultations concerning financial accounting and reporting standards and Sarbanes-Oxley Act of 2002
Section 404 advisory services.

Tax Fees

      The aggregate fees billed for tax services rendered by PricewaterhouseCoopers LLP during the years ended December 31, 2003 and 2002 were $56,100 and $33,500, respectively. Tax fees for the periods indicated were for services related to tax compliance, including the preparation of tax returns, tax planning and tax advice.

All Other Fees

      No "Other" fees were incurred for services rendered during the years ended December 31, 2003 and December 31, 2002.

Audit Services for Benefits Plans

      Audit services were rendered by PricewaterhouseCoopers LLP to the Company's 401(k) Plan and the Health and Welfare Plan during the years ended December 31, 2003 and December 31, 2002. The aggregate fees billed for such audit services during these periods were $26,700 and $21,250, respectively, and were paid by the 401(k) Plan and the Health and Welfare Plan.

Audit Committee Pre-Approval Policies and Procedures

      The Audit Committee has adopted policies and procedures regarding its pre-approval of the audit, audit-related, tax and all other non-audit services to be provided by the Company's independent auditor to the Company (the "Pre-Approval Policy"). This policy is designed to assure that the provision of such services does not impair the independence of the Company's independent auditor. Under the Pre-Approval Policy, at the beginning of each fiscal year, the Audit Committee will review the services proposed by management and the Company's independent auditor to be provided during that year. The Audit Committee will then provide its pre-approval based on the limitations set forth in the Pre-Approval Policy. Under the Pre-Approval Policy adopted by the Audit Committee for the year ending December 31, 2004, these limitations include the following:

      o In no case should the Company retain the Company's independent auditors to provide management consulting services or any non-audit services that are not permitted under the applicable laws and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002 and the Commission's related rules and regulations.

      o Unless a type of service to be provided by the independent auditors has received general pre-approval, it will require specific pre-approval by the Audit Committee.

      o Pre-approval fee levels for all services to be provided by the independent auditors will be established annually by the Audit Committee, and the independent auditor will update the Audit Committee on a quarterly basis on fees incurred for audit-related, tax, and other services. Any proposed services exceeding these levels will require separate pre-approval by the Audit Committee.

      Under the Pre-Approval Policy, the Audit Committee has designated its Chairman with authority to grant pre-approvals for audit, audit-related, tax and other services that exceed the pre-approved fee levels or are services which the Audit Committee has not specifically pre-approved. The Chairman shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting for its review and approval. The Audit Committee has not delegated to management its responsibilities to pre-approve services performed by the independent auditors.

                                PERFORMANCE GRAPH

      The following performance graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this performance graph by reference in such filing.

      The following performance graph compares the cumulative total shareholder return on our common shares from December 31, 1998, until December 31, 2003, with the cumulative total return of (a) the NASDAQ Composite Index and (b) the Standard and Poor's Homebuilding Index. The performance graph assumes the investment, on December 31, 1998, of $100 in our common shares, the NASDAQ Composite Index, and the Standard and Poor's Homebuilding Index, and that all dividends were reinvested.

                              Closing Price Index

 [THE FOLLOWING TABLE WAS REPRESENTED AS A LINE GRAPH IN THE PRINTED MATERIAL.]

                              NASDAQ Composite       S&P Homebuilding       DHOM
                              ----------------       ----------------       ----
December 31, 1998                  100.0                   100.0           100.0
December 31, 1999                  185.6                    66.8            56.8
December 31, 2000                  112.7                   103.8            76.7
December 31, 2001                   89.0                   131.8           141.8
December 31, 2002                   60.9                   130.5           129.6
December 31, 2003                   91.4                   257.3           275.7

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Description and Ownership of BRC

      BRC is in the business of owning, managing and consulting on multifamily housing, commercial real estate and undeveloped real estate. Douglas G. Borror and David S. Borror, who are directors and executive officers of the Company, and Donald A. Borror, who is a director of the Company, also are directors of BRC. David S. Borror, Douglas G. Borror and Terry E. George also serve as President, Executive Vice President and Vice President, respectively, of BRC. Mr. George additionally serves as Secretary and Treasurer of BRC. The Borror family, directly and through its ownership of BRC, beneficially owned approximately 49.3% of the Company's outstanding common shares as of March 17, 2004.

      BRC has issued and outstanding 81,567 Class A (voting) common shares and 273,195 Class B (non-voting) common shares, all of which are beneficially owned by the children of Donald A. Borror, in some cases through trusts for their benefit, and by Terry E. George. Through their ownership and control of BRC, such persons are in a position to control the Company. See "Ownership of Our Common Shares by Principal Shareholders" beginning at page 3. The following table sets forth the share ownership of BRC as of March 31, 3004:

                                                Percentage                 Percentage                 Percentage
                                    Class A     of Class A     Class B     of Class B    Combined         of
Shareholders                         Shares       Shares        Shares       Shares        Total       Combined
-------------------------------------------     ----------     -------     ----------    --------     ----------
Douglas G. Borror, Trustee           43,099       52.84%       120,656       44.16%       163,755       46.16%
   of the Douglas G. Borror
   Revocable Trust (1)

David S. Borror                      23,328       28.60%        81,874       29.97%       105,202       29.65%

David S. Borror, Trustee,             9,321       11.43%        54,605       19.99%        63,926       18.02%
   1987 Irrevocable Qualified
   Subchapter S Trust (2)

Terry E. George                       5,819        7.13%        16,060        5.88%        21,879        6.17%
                                     ------                    -------                    -------

     Totals                          81,567                    273,195                    354,762

----------

(1) The Douglas G. Borror Revocable Trust is a revocable trust established by Douglas Borror pursuant to a trust agreement dated June 18, 2001. During his lifetime, Douglas Borror is the sole trustee and beneficiary of the Douglas G. Borror Revocable Trust. Upon the death of Douglas Borror, David
      S. Borror becomes the trustee and Douglas Borror's children become the sole beneficiaries of the Douglas G. Borror Revocable Trust.

(2) The 1987 Irrevocable Qualified Subchapter-S Trust is an irrevocable trust established by Donald Borror pursuant to a trust agreement dated June 26, 1987 (the "Irrevocable Trust"). David Borror is the trustee of the Irrevocable Trust and Donna Myers (Donald and Joanne Borror's daughter and Douglas and David Borror's sister) is the sole beneficiary of the Irrevocable Trust. The Irrevocable Trust expires upon the death of Donald Borror.

      BRC and its shareholders are parties to a Close Corporation Agreement (the "BRC Agreement") that governs the operation of BRC and certain relationships among its shareholders. The BRC Agreement provides that all the voting power of the BRC shares is to be exercised by a majority of the directors of BRC, all of whom will be elected by Donald A. Borror and Douglas G. Borror jointly until the death or incapacity of either of them and, thereafter, by the other of them solely. David S. Borror has the right to appoint the directors of BRC in the event Douglas G. Borror and Donald A. Borror are both deceased or incapacitated and, in such event, it is anticipated that David S. Borror will appoint an advisory committee of the then existing members of the Board of Directors to assist him with material decisions affecting BRC, including issues involving BRC's ownership of common shares of the Company.

      Under the provisions of the BRC Agreement, David S. Borror is required to be elected as a director of BRC as long as he continues to hold at least 10% of the common shares of BRC, absent his removal for "cause" within the meaning of the BRC Agreement. As long as he continues to hold at least 10% of the common shares of BRC and as long as BRC has the ability to elect at least two directors of the Company, BRC also is required to use its best efforts to elect David S. Borror as a director of the Company. The BRC Agreement generally prohibits the transfer of common shares of BRC to persons who are not members of the Borror family unless certain procedures are followed. BRC is required to repurchase all of the common shares of BRC owned by Terry E. George in the event of his death or incapacity and has the right to purchase at any time the common shares of BRC owned by Terry E. George. BRC also is required to purchase a certain number of common shares of BRC from the estates of Borror family members. Under certain conditions, Borror family members who are not employed by BRC have the right to require BRC to repurchase common shares of BRC held by such family members. In certain instances, the obligation of BRC to repurchase common shares of BRC may be assumed by certain Borror family shareholders.

Transactions with BRC and Related Persons

      The Company has an internal policy that requires transactions with our affiliates be on terms no less favorable to us than those reasonably available from unrelated third parties. All material transactions with affiliates must be reviewed for consistency with this policy, and approved, by the Audit Committee of the Board of Directors. Prior to October 2003, when the Audit Committee assumed responsibility for approval of related party transactions, all such material transactions were required to be approved by the Affiliated Transactions Review Committee.

      We lease from BRC our two corporate offices in Central Ohio. The first building is approximately 40,000 gross square feet (37,557 net rentable square feet) and the lease commenced January 1, 1998. The lease has a term of twelve years, a triple net rental rate of $12.00 per square foot and provides for two options to renew for periods of five years each at then-current market rates. The rental rate for the building was established by an MAI appraiser commissioned by the Affiliated Transaction Review Committee, and confirmed in a review by a second MAI appraiser. We paid to BRC $451,000 under this lease during 2003. We believe that the terms of this lease are no less favorable to us than those reasonably available from unrelated third parties for comparable space.

      The second building that we lease from BRC is approximately 35,000 gross square feet (33,260 net rentable square feet) and the lease commenced November 1, 2003. The lease has a term of fifteen years and a triple net rental rate per square foot of $12.58 for the first five years, $13.18 for the second five years and $13.83 for the last five years. The lease also provides for two options to renew for periods of five years each at then-current market rates. During 2002 we purchased land and contracted to build this second corporate office building. On October 31, 2003, we sold the corporate office building to BRC for $4.5 million and leased it back. The sales price approximated our cost of the land and building. The terms of the sale and leaseback were negotiated based on bids from multiple third parties, reviewed by an MAI appraiser and approved by the Affiliated Transaction Review Committee. We paid to BRC $70,000 under this lease during 2003. We believe that the terms of this lease are no less favorable to us than those reasonably available from unrelated third parties for comparable space.

      During 2003, we leased from BRC an aggregate of 15,750 square feet of commercial space in Central Ohio. We used this space for our decorating studio, centralized sales office and mortgage financing services company. The weighted average lease rate was $11.20 a square foot. The Affiliated Transactions Review Committee approved each of the leases after review of a report by an independent MAI appraiser. During November 2003, the staff and activities in this space moved into our new corporate office building. We paid to BRC an aggregate of $230,000 under leases for this space during 2003. As of January 1, 2004, the remaining lease obligation for the commercial space was approximately $300,000. We believe that the terms of these leases are no less favorable to us than those reasonably available from unrelated third parties for comparable space.

      Occasionally, our employees provide limited administrative services to BRC, for which we receive fees. We received aggregate fees of $8,000 from BRC for such administrative services in 2003.

      Jon M. Donnell, our President and Chief Operating Officer, and BRC are parties to a Stock Option Agreement, dated November 13, 1998, pursuant to which BRC has granted to Mr. Donnell an option to purchase from BRC 100,000 of our common shares owned by BRC at an exercise price of $5.75 per share. The option is not currently exercisable and will not become exercisable unless and until it vests. The option will vest, if at all, upon the first to occur of the following:

      o we have adjusted shareholders' equity of not less than $100 million as of the last day of any fiscal quarter during the period commencing on June 30, 2006 and terminating on June 30, 2013 and Mr. Donnell continues to be an employee as of such date;

      o     a change in control occurs;

      o     we terminate Mr. Donnell's employment other than for cause; or

      o     Mr. Donnell terminates his employment for good reason.

      The option will terminate and will no longer be exercisable on June 30, 2014 or the date of our termination of Mr. Donnell for cause, whichever is earlier. For purposes of this agreement, the terms "cause," "change in control" and "good reason" have the meaning given to such terms in Mr. Donnell's employment agreement (See "INFORMATION ABOUT OUR EXECUTIVE OFFICERS AND COMPENSATION MATTERS - Employment Agreements" beginning at page 17) and the term "adjusted shareholders' equity" means our consolidated shareholders' equity, as reported in our consolidated balance sheet, as adjusted by subtracting the net proceeds from the sale of any of our equity securities after the date of the option agreement and by adding the fair value of any shareholder dividends or distributions made after the date of the option agreement.During 2003, Donald A. Borror and Richard Myers owned Printing Plus, Inc., a printing company which has provided printing services to the Company. Mr. Myers operates Printing Plus, Inc. Mr. Myers is the former husband of Donna Borror Myers, who is Donald A. Borror's daughter and Douglas G. and David S. Borror's sister. In 2003, we paid $114,536 to Printing Plus, Inc. for printing services. All of the printing services provided to us by Printing Plus, Inc. in 2003 were pursuant to contracts that had been competitively bid. None of our transactions with Printing Plus, Inc. were reviewed or approved by the Affiliated Transactions Review Committee or the Audit Committee of the Board of Directors. During the fourth quarter of 2003, Donald Borror transferred all of his interest in Printing Plus, Inc. to Mr. Myers.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our officers and directors, and greater than 10% shareholders, to file reports of ownership and changes in ownership of our securities with the Securities and Exchange Commission. Copies of the reports are required by Commission regulation to be furnished to us. Based on our review of these reports and written representations from reporting persons, we believe that all reporting persons complied with all filing requirements during the year ended December 31, 2003, except for the following:

      o Mr. Mayo was inadvertently late in reporting a sale of 2,500 shares on November 21, 2003 and a sale of 2,500 shares on November 24, 2003. These transactions were reported on a Form 4 filed with the Commission on December 4, 2003.

      o Mr. Tilley was inadvertently late in reporting the acquisition of 448 "phantom" common shares through the Company's Executive Deferred Compensation Plan. This transaction was reported on a Form 4 filed with the Commission on January 26, 2004.

      o Mr. Klisares was inadvertently late in reporting the acquisition of "phantom" common shares through the Company's executive deferred compensation plan as follows: 1,070 shares on March 31, 2003, 609 shares on June 30, 2003, and 105 shares on August 4, 2003. These transactions were reported on a Form 4 filed with the Commission on January 26, 2004.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

Number and Term of Directors

      Section 2.02 of the Regulations provides for the directors to be divided into two classes, designated Class I directors and Class II directors. The directors are empowered to fix or change the number of directors, subject to the limitations that the number of directors may not be increased to more than ten
(10) nor reduced to less than three (3).

      On March 16, 2004, our Board of Directors unanimously adopted a resolution increasing the authorized number of directors from nine (9) to ten (10), and designating the newly created vacancy as a Class I director. The purpose of the increase in the authorized number of directors was to create a vacancy on the Board that would be filled at the annual meeting by the election of a new independent director, David Blom. The Board of Directors approved this increase to allow for the addition of an independent director to the Board, which will increase the total number of independent directors from five to six. At a time when the Company's Board committees are necessarily assuming greater responsibilities, the Board believes that the addition of an independent director will allow for a more balanced allocation of committee and Chair assignments, and, therefore, strengthen all Board committees and the Board of Directors as a whole.

Nominees For Election at the Annual Meeting

Class I Directors

      At the recommendation of our Governance Committee, the Board has nominated David Blom to fill the vacancy in the Class I directors caused by the increase in the authorized number of directors. Upon election, Mr. Blom will serve as a member of the Board of Directors until the 2005 Annual Meeting of Shareholders, the remaining term of Class I directors. The following table sets forth for Mr. Blom and for each of the other Class I directors who will continue to serve as directors until the 2005 Annual Meeting of Shareholders: his name, age, principal occupation, occupation held during the past five years, other companies of which he is a director, and the year in which he first became a director of the Company.

                                CLASS I DIRECTORS
                             (TERMS EXPIRE IN 2005)

                                                                                            Director
Name                  Age     Principal Occupation/Past Experience                            Since
----                  ---     ------------------------------------                            -----
Nominee for
Class I Director

David Blom             50     Mr. Blom has served as the Chief Executive Officer of             --
                              OhioHealth, a not-for-profit, charitable health system
                              based in Columbus, Ohio, since March 2002, and as its
                              President since 1999.  Prior to that time, Mr. Blom
                              served OhioHealth as Executive Vice President and
                              Chief Operating Officer from 1998 to 1999. Currently,
                              Mr. Blom serves on the board of the Ohio Hospital
                              Association.

Continuing
Class I Directors

Douglas G. Borror      48     Mr. Borror has served as Chairman of the Board of               1984
                              Directors since July 1999 and as Chief Executive
                              Officer of the Company since September 1992.
                              Currently, Mr. Borror also serves on the board of
                              directors of Columbia Gas of Ohio, Inc., The
                              Huntington National Bank, and Command Alkon
                              Incorporated, and is a member of the Board of Trustees
                              of The Ohio State University.

Jon M. Donnell         44     Mr. Donnell has served as President of the Company              1997
                              since July 1999, and as Chief Operating Officer of the
                              Company since September 1996. Mr. Donnell also
                              served as Chief Financial Officer of the Company from
                              August 1995 through June 1998.  Mr. Donnell currently
                              serves on the board of The Ohio Housing Trust.

Zuheir Sofia           59     Mr. Sofia is the Chairman of Sofia & Company, Inc., an          2003
                              investment banking firm and President of The Stanberry
                              Group, LLC, an investment advisor.  From 1986 to
                              1998, Mr. Sofia served as President, Chief Operating
                              Officer, Treasurer and Director of Huntington
                              Bancshares, Incorporated.  Currently, Mr. Sofia serves
                              on the board of directors of Lancaster Colony
                              Corporation, and is the Chairman of the Board of
                              Trustees of The Ohio State University.

C. Ronald Tilley       68     Mr. Tilley served as Chief Executive Officer and                1996
                              Chairman of the Board of Directors of Columbia Gas
                              Distribution Companies, an Ohio-based natural gas
                              company, from 1991 until his retirement in March 1996.

Class II Directors

      At the recommendation of our Governance Committee, the Board of Directors proposes the election of five (5) nominees listed in the table below as Class II directors, each to serve until the 2006 Annual Meeting of Shareholders. The table sets forth for each nominee: his name, age, principal occupation, occupation held during the past five years, other companies of which he is a director, and the year in which he first became a director of the Company. R. Andrew Johnson is standing for election to the Board seat previously held by Pete A. Klisares, who will not stand for re-election after providing many years of meritorious service to the Company.

                               CLASS II DIRECTORS
                      (NOMINEES FOR TERMS EXPIRING IN 2006)

                                                                                            Director
Name                  Age     Principal Occupation/Past Experience                            Since
----                  ---     ------------------------------------                            -----
Donald A. Borror       74     Mr. Borror has served as Chairman Emeritus of the               1978
                              Company since July 1999.  Prior to that time, Mr.
                              Borror served as Chairman of the Board of Directors
                              from 1978 through July 1999, and as President of the
                              Company from 1977 to March 1987.

David S. Borror        45     Mr. Borror has served as Corporate Executive Vice               1985
                              President of the Company since October 2003.  From
                              1988 through September 2003, Mr. Borror served as
                              Executive Vice President of the Company.  Since
                              December 2000, Mr. Borror has also served as President
                              of BRC.

R. Andrew Johnson      50     Mr. Johnson has served as Chief Executive Officer of              --
                              The Johnson Family's Diamond Cellar, a Columbus,
                              Ohio based retail jewelry store and one of the largest
                              independently owned jewelry companies in the nation,
                              since January 2000.  Currently, Mr. Johnson serves on
                              the Board of Directors of Children's Hospital and as
                              Chairman of the Columbus Chapter of the Young
                              Presidents' Organization.

Gerald E. Mayo         71     Mr. Mayo served as the Chairman and a Director of the           1994
                              Midland Life Insurance Company, and as Chairman and
                              a Director of Midland Financial Services, Inc. from
                              1992 until his retirement in October 1997.  Currently,
                              Mr. Mayo also serves on the board of directors of
                              McKesson/HBOC and Depositor Assistance Corp.

Carl A. Nelson, Jr.    58     Mr. Nelson has been an independent business consultant          2003
                              and lecturer at The Ohio State University since March
                              2002, when he retired as a partner from Arthur
                              Andersen after 31 years of service.  Mr. Nelson served
                              as Managing Partner of the Arthur Andersen Columbus,
                              Ohio office from 1994 until his retirement, and was the
                              leader of  the firm's consulting services for the products industry in the United States.  Currently, Mr. Nelson
                              also serves on the board of directors of Market Sphere
                              Consulting, Shearer's Food, Inc., Star Leasing, and
                              Stonehenge Partners, Inc.

Election Procedures

      The Company has not received from any shareholder any notice of a proposed nominee for election at the 2004 annual meeting. It is intended that, unless otherwise directed, the shares represented by the enclosed proxy will be voted FOR the election of Mr. Blom as a Class I director, and FOR the election of Messrs. Donald Borror, David Borror, Johnson, Mayo, and Nelson as Class II directors. In the event that any nominee for director should become unavailable, the number of our directors may be decreased pursuant to the Regulations, or our Board of Directors may designate a substitute nominee, in which event the shares represented by the enclosed proxy will be voted for the substitute nominee.

      All the nominees for election at the 2004 annual meeting have indicated a willingness to stand for election and to serve if elected, and our Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected as a director.

Recommendation and Vote

      Our shareholders do not have cumulative voting rights in the election of directors. The six nominees receiving the greatest number of votes will be elected as directors.

      Our Board of Directors recommends that you vote FOR the election of each of its nominees for director.

                                   PROPOSAL 2

                 APPROVAL OF THE COMPANY'S AMENDED AND RESTATED
                   2003 STOCK OPTION AND INCENTIVE EQUITY PLAN

      At the annual meeting, we will submit to our shareholders a proposal to approve the Company's Amended and Restated 2003 Stock Option and Incentive Equity Plan, which amends and restates the Company's 2003 Stock Option and Incentive Equity Plan. The primary changes effected by the Amendment and Restatement are to: (1) prohibit us from repricing stock options without shareholder approval; (2) provide that no more than a de minimus number of awards granted under the Amended and Restated 2003 Stock Option and Incentive Equity Plan will constitute (in the aggregate): (a) options with an exercise price below fair market value; (b) time-based restricted shares that vest in less than three years, or (c) performance-based restricted shares that vest in less than one year; and (3) provide that, for purposes of the prohibition in paragraph 2 above, de minimus will mean no more than ten percent (10%) of the authorized shares under the 2003 Stock Option and Incentive Equity Plan (currently 50,000), subject to adjustment for stock splits. On March 16, 2004, our Board of Directors approved the Amended and Restated 2003 Stock Option and Incentive Equity Plan (the "2003 Incentive Equity Plan") with these amendments.

      This summary of the principal features of the 2003 Incentive Equity Plan is qualified in its entirety by the full text of the 2003 Incentive Equity Plan, which we have attached to this proxy statement as Appendix B and which we incorporate herein by reference.

General

      The 2003 Incentive Equity Plan authorizes the granting of (i) incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) nonstatutory stock options, (iii) performance shares, (iv) performance units, (v) restricted shares and (vi) stock appreciation rights ("SARs") (ISOs, NSOs, performance shares, performance units, restricted shares and SARs are referred to collectively as "Awards"). The purpose of the 2003 Incentive Equity Plan is to foster and promote our long-term financial success and to materially increase shareholder value by providing employees and eligible directors an opportunity to acquire an ownership interest in the Company and enabling us to attract and retain the services of outstanding employees and directors upon whose judgment, interest and special efforts the successful conduct of our business is largely dependent.

      There are 500,000 (subject to adjustment as described below) of our common shares authorized under the 2003 Incentive Equity Plan. However, in any year, no employee may be issued options affecting more than 50,000 common shares (subject to adjustment as described below), and SARs affecting more than 50,000 common shares (subject to adjustment as described below). Common shares subject to the 2003 Incentive Equity Plan may either be authorized but unissued shares or treasury shares. If any award granted under the 2003 Incentive Equity Plan is cancelled, terminated or otherwise settled without the issuance of any shares, the shares reserved for such award may again be granted under the 2003 Incentive Equity Plan.

2003 Incentive Equity Plan Table

      Other than "director options," as of the date of this Proxy Statement, no determination has been made regarding the identity of the participants to whom Awards will be granted under the 2003 Incentive Equity Plan, or the types of Awards or numbers of shares to be subject to Awards that will be granted to such participants. We anticipate that, annually, each of our non-employee directors will be granted director options covering 2,500 common shares under the 2003 Incentive Equity Plan. Consequently, except for such option grants to our non-employee directors, it is not presently possible to determine, with respect to the persons and groups shown in the table below, the benefits or amounts that will be received in the future by such persons or groups pursuant to the 2003 Incentive Equity Plan. All of our executives will be eligible to be granted Awards under the 2003 Incentive Equity Plan, including the executive officers named in the Summary Compensation Table. The following table sets forth the aggregate number of options granted to the persons and groups listed below, as of December 31, 2003, pursuant to the 2003 Incentive Equity Plan since its inception.

                                                                                   Number of Common
                                                                               Shares Underlying Options
                                                                                 Granted Under the 2003
      Name and Position                                                          Incentive Equity Plan
      ----------------------------------------------------------------------   -------------------------
      Douglas G. Borror, Chairman and CEO                                                    0

      Donald A. Borror, Chairman Emeritus, Director and Nominee                              0

      Jon M. Donnell, President, COO and Director                                            0

      David S. Borror, Corporate Executive VP, Director and Nominee                          0

      Robert A. Meyer, Jr., Senior VP, General Counsel and Secretary                    15,000

      David Blom, Nominee                                                                    0

      R. Andrew Johnson, Nominee                                                             0

      Gerald E. Mayo, Director and Nominee                                               2,500

      Carl A. Nelson, Jr., Director and Nominee                                          2,500

      All current executive officers as a group (4 persons)                             15,000

      All current directors (including nominees) who are                                12,500
      not executive officers as a group (7 persons)

      All employees (including all current officers who                                 75,000
      are not executive officers) as a group (4 persons)

Summary of Operation of the 2003 Incentive Equity Plan

Administration of the 2003 Incentive Equity Plan

      The 2003 Incentive Equity Plan is administered by the Compensation Committee, which has the authority to determine, among other things, the participants to whom Awards will be granted under the 2003 Incentive Equity Plan, the type of Awards to be granted, and the terms and conditions of such Awards. The Compensation Committee consists of not less than three members of the Board or directors (i) who are "outside directors" within the meaning of Treasury Regulation Sections 1.162-27(c)(4) and 1.162-27(e)(3)(i), (ii) who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act, (iii) who are "independent directors" for purposes of the listing standards of The Nasdaq Stock Market, and (iv) none of whom receive payment from us in any capacity other than as a director, except as permitted under Treasury Regulation Sections 1.162-27(e)(3)(ii) and (iii). The plan also allows the Compensation Committee to delegate ministerial duties and the authority to issue some Awards to employees who are not officers of the Company.

Options

      Options may be granted under the 2003 Incentive Equity Plan. No ISO may be exercised more than ten years after it is granted, and any ISO which is granted to an individual who, on the effective date of the grant, owns stock possessing more than 10% of the total combined voting power of all classes of our stock then outstanding and entitled to vote, will not be exercisable more than five years after it is granted. No person may be granted ISOs under the 2003 Incentive Equity Plan if it would cause the aggregate fair market value (determined as of the date an ISO is granted) of the shares with respect to which all incentive stock options held by such person are exercisable for the first time by such option holder during any calendar year under the 2003 Incentive Equity Plan and all other stock option plans maintained by us to exceed $100,000. ISOs may only be granted to persons who are common law employees of the Company at the time of grant.

Exercise of Options

      Options will vest and be exercisable under a schedule described in each Award agreement. Although this schedule may vary, the Company expects that options will vest and be exercisable generally within three to five years after the date of grant. Director options will vest and be exercisable immediately after the date of grant. Options to purchase a fraction of a share of stock will be paid in cash equal to the fair market value of the fractional share. Unless otherwise provided in the Award agreement, no employee or director may exercise options for fewer than the lesser of (i) 100 shares, or (ii) the full number of shares for which options are then exercisable.

Option Exercise Price

      The exercise price of each Option will be specified by the Compensation Committee in the Award agreement. For ISOs, the exercise price may not be less than the fair market value of a common share on the date of the grant. In addition, under the 2003 Incentive Equity Plan, no more than a de minimus number of Awards (including options) may constitute (in the aggregate): (a) options with an exercise price below fair market value; (b) time-based restricted shares that vest in less than three years, or (c) performance-based restricted shares that vest in less than one year. For purposes of the foregoing, the term de minimus means no more than ten percent (10%) of the authorized shares under the 2003 Incentive Equity Plan (currently 50,000), subject to adjustment for stock splits.

      The fair market value of a common share on a particular date will be the closing sale price as shown on the Nasdaq National Market on the most recent trading day. As of the close of trading on March 17, 2004, the fair market value of a common share was $36.44 per share. In the case of any ISO granted to an individual who, on the effective date of the grant, owns shares possessing more than 10% of the total combined voting power of all classes of our stock, the exercise price per share must be at least 110% of the fair market value of a common share on the effective date of the ISO grant.

Payment of Option Exercise Price and Tax Withholding

      Unless otherwise specified in the Award agreement, payment of the exercise price must be made in cash. The Compensation Committee may, however, in its discretion and in accordance with applicable law, develop other procedures to permit participants to pay the exercise price, including by attesting or tendering shares having a fair market value equal to the exercise price of the Option. We will make appropriate arrangements for the satisfaction of all tax withholding requirements applicable to the exercise of such Option. If the participant has not paid to us any required taxes, we may withhold from the value of the Award any amount necessary to comply with applicable law. The Compensation Committee may elect, in its sole discretion, to permit the participant to pay applicable taxes by cash or personal check, by having shares otherwise issuable under the 2003 Incentive Equity Plan withheld by us, by surrendering previously acquired common shares that the participant has held for at least six months or by a combination thereof.

Restricted Shares

      Restricted shares consists of common shares granted to employees, without payment therefore, which are subject to restrictions during a restriction period. These Awards are additional compensation for services to us or one of our subsidiaries, and are subject to such terms and conditions as the Compensation Committee determines appropriate. Restricted shares may not be sold, assigned or otherwise transferred during the restriction period, throughout which the Compensation Committee will determine if the employee has met the conditions placed on the restricted shares. Subject to such other restrictions as are imposed by the

Compensation Committee, we will normally hold the shares covered by a restricted share award in escrow pursuant to a stock power during the restriction period. Alternatively, restricted shares may instead be issued to the recipient with a legend evidencing the applicable restrictions. If all restrictions have been met by the end of the restriction period, the shares will be released from escrow (or any restrictions placed on the certificate removed) after the restriction period. If the restrictions have not been satisfied, the shares will be forfeited and will again become available for grants under the 2003 Incentive Equity Plan.

      The 2003 Incentive Equity Plan provides that no more than a de minimus number of Awards granted thereunder may constitute (in the aggregate): (a) options with an exercise price below fair market value; (b) time-based restricted shares that vest in less than three years, or (c) performance-based restricted shares that vest in less than one year. For purposes of the foregoing, the term de minimus means no more than ten percent (10%) of the authorized shares under the 2003 Incentive Equity Plan (currently 50,000), subject to adjustment for stock splits. In addition, for purposes of subsection
(b) above, an Award in which 33-?% of the grant vests at the end of each year after the grant date shall not be prohibited or count against the de minimus commitment.

      During the restriction period, the employee to whom the restricted share Award is made may exercise full voting rights associated with the restricted shares and we will hold all dividends or other distributions in escrow for the employee. At the end of the restriction period, such dividends or distributions will be forfeited or distributed as discussed above.

Performance Shares and Performance Units

      The Compensation Committee also may issue performance shares and performance units to employees based on the employee's performance and overall contribution to preserve and increase our value. Based upon criteria set forth in the 2003 Incentive Equity Plan, which will be applied to the Company's Chief Executive Officer and any other employee whose compensation is affected by
Section 162(m) of the Code, the Compensation Committee may establish performance goals for an employee for a particular performance period. Any such goals must be communicated to the affected employee no later than the earlier of 90 days after the beginning of, or the expiration of 25% of, the performance period. The Compensation Committee will adjust performance goals to reflect any substantive changes in the employee's description or duties and, to the extent such goals are based on common shares, to reflect any changes in our capitalization. At the end of the performance period, the employee's performance will be assessed and performance shares or units will be either (i) forfeited, to the extent the goals have not been met, or (ii) valued and distributed, in a lump sum payment in the form of cash, stock or both, to the extent applicable goals have been met. Unless the Award agreement specifies otherwise, during the performance period employees may not exercise full voting rights associated with their performance shares or units, and all dividends or other distributions pertaining to the performance shares or units will be held by the Company in escrow and will be either distributed or forfeited as discussed above.

      Performance shares also may be issued to employees who have contributed to the success of the Company without regard to specific performance standards.

Stock Appreciation Rights

      The Compensation Committee may, in its discretion, grant an SAR to an employee. SARs may be granted either alone or affiliated or in tandem with any option granted under the 2003 Incentive Equity Plan. Upon the exercise of an SAR granted in tandem with an option, the option to which the SAR relates (or the corresponding portion thereof) will be forfeited upon payment of the exercised SAR. Upon the exercise of an option granted in tandem with an SAR, the SAR to which the option relates (or the corresponding portion thereof) will be forfeited. A tandem SAR will expire, unless previously exercised, no later than the expiration of the related option. The exercise price of a tandem SAR may not be less than the exercise price of the related option (or portion thereof) surrendered by the option holder, and the value of the payout for the tandem SAR will not be more than 100% of the difference between the exercise price of the related option and the fair market value of a common share subject to the related option at the time the SAR is exercised. A tandem SAR may only be exercised if the fair market value of the shares subject to the related option is larger than the exercise price of the related option.

      An affiliated SAR will be deemed to be exercised at the time the affiliated option is exercised, and will expire no later than the date on which the affiliated option expires. The value of the payout for an affiliated SAR will not be more than the exercise price of the affiliated option and an affiliated SAR may only be exercised if the fair market value of the shares subject to the affiliated option is larger than the exercise price of the affiliated option.

      SARs also may be issued on a freestanding basis subject to the terms specified in the Award agreement. The exercise price of a freestanding SAR may not be less than fair market value of a common share on the date of the grant. Freestanding SARs are not tied to a specific option and when exercised do not result in the forfeiture of any options. In its discretion the Compensation Committee may provide for the payment of an SAR in cash, shares or a combination of both.

Exercise of Awards; Expiration and Termination

      If exercisable by their terms, Awards generally must be exercised before the earlier of 90 days after the date of termination of service (unless the option holder continues to provide regular services to the Company as a director or, in the Committee's discretion, as a consultant), the fixed expiration date or ten years from the date of grant in the case of a director's option, NSOs or ISOs (5 years in the case of an ISO held by a 10% shareholder). If a participant's employment is terminated for cause (as such term is defined in the 2003 Incentive Equity Plan), each of the participant's outstanding Awards will be forfeited. In the event of the death or disability (as such term is defined in the 2003 Incentive Equity Plan) of a participant while in the employment of or while serving as a director on the Board, each of the participant's unexercised Awards will become immediately exercisable by his or her estate and will expire on the earlier of

(i) the fixed expiration date, or (ii) 12 months after the date of termination due to death or disability. In the case of retirement (as such term is defined in the 2003 Incentive Equity Plan), the participant's unexercised Awards will expire on the earlier of (i) the fixed expiration date or (ii) 12 months after the termination of employment due to retirement (three months in the case of an ISO). If a participant fails to comply with certain requirements of the 2003 Incentive Equity Plan, such as obtaining the Company's written consent before engaging in certain activities that may be adverse to its interests, he or she will forfeit all outstanding Awards. These activities are set forth in the 2003 Incentive Equity Plan.

Repricing

      The 2003 Incentive Equity Plan prohibits the Compensation Committee from "repricing" outstanding Awards without shareholder approval. Repricing refers to a change by the Compensation Committee of any term of an outstanding Award (such as its exercise price or exercise period) or the exchange of an Award for another Award. The 2003 Incentive Equity Plan does allow the Company to repurchase any outstanding Award for cash at a value established, in good faith, by the Compensation Committee (such as the application of the Black Scholes valuation model or similar model).

Change in Control

      A "change in control" will be deemed to have occurred upon the happening of any of the following events:

      o Douglas Borror and David Borror both cease to be members of the Board of Directors;

      o any direct or indirect acquisition by a person or group, directly or indirectly, of our securities representing more than 40 percent of the combined voting power of our then outstanding securities; provided, however, that a "person" or "group" will not include:

            o     the Company;

            o     any entity under common control with the Company;

            o BRC Properties Inc. or any of its shareholders or members of the family of Donald A. Borror; or

            o     any employee benefit plan of any entity described above;

      o the adoption or authorization by our shareholders of a definitive agreement for the merger or other business combination of the Company in which our shareholders will own less than 50 percent of the voting power in the surviving entity or for the sale or other disposition of all or substantially all of our assets; or

      o the adoption by our shareholders of a plan relating to the liquidation or dissolution of the Company.

In the event of a change in control:

      o each option (other than director options) outstanding on the date that the change in control occurs will be cancelled in exchange for cash equal to the excess between the change in control price (as defined in the 2003 Incentive Equity Plan) over the exercise price of the cancelled option, and all related SARs will be cancelled;

      o all directors options will be cancelled in exchange for a lump sum cash payment equal to the difference between the change in control price and the exercise price (if, however, after the change in control, the common shares continue to be traded on an established securities market or the director continues to be a Board member, the director options will be unaffected by the change in control);

      o all freestanding SARs will be deemed exercisable and will be paid in a single lump sum cash payment;

      o all performance goals will be deemed to have been met and all performance shares and units will be distributed in a single lump sum cash payment;

      o     all stock units will be settled for a lump sum cash payment; and

      o any restrictions applicable to restricted shares will lapse and will be unconditionally transferred to the holders.

      The aforementioned accelerated payments will not be made if the Compensation Committee determines, prior to the change in control and subject to requirements contained in the 2003 Incentive Equity Plan, that immediately after the change in control, the Awards will be honored or assumed, or substantially equivalent rights having substantially equivalent value will be substituted therefore by the employee's new employer.

Limitations on Transfer of Awards

      With the permission of the Compensation Committee, a person who has been granted an Award under the 2003 Incentive Equity Plan may transfer such Award (other than an ISO) to a revocable inter vivos trust as to which the participant is the settlor or may transfer such Award to a "permissible transferee." A permissible transferee is any member of the immediate family of the participant, any trust, whether revocable or irrevocable, solely for the benefit of members of the participant's immediate family, any partnership or limited liability company whose only partners or members are members of the participant's immediate family or an organization described under Section 501(c)(3) of the Code. Any transferee of an Award will remain subject to all of the terms and conditions applicable to such Award and any rules prescribed by the Compensation Committee. A permissible transferee may not retransfer an Award except by will or the laws of descent and distribution, and then only to another permissible transferee. Other than as described above, an Award granted under the 2003 Incentive Equity Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the employee to whom the Award was granted, may be exercised only by such employee, his guardian or legal representative.

Adjustments Upon Changes in Capitalization

      The number of common shares available for Awards and subject to outstanding Awards under the 2003 Incentive Equity Plan will be adjusted, as appropriate, by the Compensation Committee in the event of any merger, consolidation, recapitalization, reclassification, split-up, combination of shares, stock dividend or other similar transaction affecting the common shares.

Amendment, Modification and Termination

      The Board of Directors or the Compensation Committee may at any time terminate, suspend or amend the 2003 Incentive Equity Plan, in whole or in part, without shareholder approval. The Board of Directors or the Compensation Committee, however, may not amend the 2003 Incentive Equity Plan without shareholder approval if such approval is required (i) to satisfy the requirements of Rule 16b-3 under the Exchange Act, (ii) to satisfy applicable requirements of the Code, or (iii) to satisfy applicable requirements of The Nasdaq Stock Market or any securities exchange on which any of our equity securities are listed or traded. In addition, no amendment may result in the loss of a Compensation Committee member's status as a "non-employee director," cause the 2003 Incentive Equity Plan not to meet the requirements of Rule 16b-3 or, without the consent of the participant, adversely affect any Award issued before the amendment, termination or suspension.

      By its terms, the 2003 Incentive Equity Plan will expire ten years after the date it was originally adopted by the Board of Directors.

Federal Income Tax Consequences

      The following is a summary of the Federal income tax consequences to the participants in the 2003 Incentive Equity Plan and to the Company, based upon current income tax laws, regulations and rulings. We do not intend the following discussion to be a complete explanation of all of the Federal income tax consequences of participating in the 2003 Incentive Equity Plan. Participants in the 2003 Incentive Equity Plan should consult their own personal tax advisors to determine the particular tax consequences of the 2003 Incentive Equity Plan to them, including the application and effect of foreign, state and local taxes, and any changes in the tax laws from the date of this proxy statement.

Incentive Stock Options

      A participant does not realize income on the grant of an ISO. If a participant exercises an ISO in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option or within one year from the date of exercise, the participant will not realize any ordinary taxable income by reason of the exercise and neither the Company nor its subsidiaries will be allowed a deduction by reason of the grant or exercise. The participant's basis in the shares acquired upon exercise will be the amount paid upon exercise. (See the discussion below for the tax consequences of the exercise of an option with shares already owned by the participant and taxes imposed on tax preference items). Provided the participant holds the shares as a capital asset at the time of sale or other disposition of the shares, the gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of gain or loss will be the difference between the amount realized on the disposition of the shares and the participant's basis in the shares. If a participant disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise (an "Early Disposition"), the participant will realize ordinary income at the time of disposition which will equal the excess, if any, of the lesser of (a) the amount realized on the disposition, or (b) the fair market value of the shares on the date of exercise, over the participant's basis in the shares. Also in this case, the Company or its subsidiary will be entitled to a deduction in an amount equal to such income.

      If a participant disposes of such shares for less than his or her basis in the shares, the difference between the amount realized and such basis will be a long- or short-term capital loss, depending upon the holding period of the shares, provided the participant holds the shares as a capital asset at the time of disposition. The excess of the fair market value of the shares at the time the ISO is exercised over the exercise price for the shares is treated as a tax preference item (the "Incentive Stock Option Preference"), unless the participant makes an Early Disposition of such shares. See "Taxation of Preference Items" below.

Nonstatutory Stock Options

      NSOs do not receive the special tax treatment accorded to ISOs under the Code. Although a participant does not recognize income at the time of the grant of the Option, he or she recognizes ordinary income upon the exercise of an NSO in an amount equal to the difference between the fair market value of the shares on the date of exercise of the Option and the amount paid for the shares.

      The excess of the fair market value of the shares on the date of exercise of an NSO over the exercise price is not treated as an item of "tax preference" as such term is used in the Code.

Payment of Exercise Price of Shares

      If the participant exercises an Option by surrendering shares owned by him or her for at least six months ("Old Shares"), the following rules apply:

      (1) To the extent the number of shares acquired ("New Shares") exceeds the number of Old Shares exchanged, the participant will recognize ordinary income on the receipt of such additional shares (provided the option is not an ISO) in an amount equal to the fair market value of such additional shares less any amount paid for them and the Company or a subsidiary will be entitled to a deduction in an amount equal to such income. The basis of such additional shares will be equal to the fair market value of such shares (or, in the case of an ISO, the amount, if any, paid for additional shares) on the date of exercise, and the holding period for such additional shares will commence on the date the option is exercised.

      (2) Except as provided below, to the extent the number of New Shares acquired does not exceed the number of Old Shares exchanged, no gain or loss will be recognized on such exchange, the basis of the New Shares received will be equal to the basis of the Old Shares surrendered, and the holding period of the New Shares received will include the holding period of the Old Shares surrendered. However, if the participant exercises an ISO by surrendering Old Shares which were acquired through the exercise of an ISO and if the surrender occurs prior to the expiration of the holding period applicable to ISOs, the surrender will be deemed to be an Early Disposition of the Old Shares. The federal income tax consequences of an Early Disposition are discussed above.

      (3) If the Old Shares surrendered were acquired by the participant by exercise of an ISO, then the exchange will not constitute an Early Disposition of the Old Shares unless the option being exercised is an ISO and the holding period applicable to an ISO has not been met at the time of the surrender.

Restricted Share Awards

      A participant who is granted a restricted share award will not be taxed upon the acquisition of such shares so long as the interest in such shares is subject to both a substantial risk of forfeiture and restrictions on transferability. Upon lapse or release of the risk of forfeiture or restriction on transferability, or upon a sale or disposition of the shares, the participant will be taxed at ordinary income tax rates on an amount equal to either the current fair market value of the shares (in the case of lapse or termination) or the sale price (in the case of a sale), less any consideration paid for the shares. The Company or a subsidiary will be entitled to a corresponding deduction. The basis of the shares held after lapse or termination of restrictions will be equal to their fair market value on the date of lapse or termination of restrictions, and upon subsequent disposition, any further gain or loss will be long-term or short-term capital gain or loss, depending upon the length of time the shares are held.

      A participant who is granted a restricted share award may elect to be taxed at ordinary income tax rates on the full fair market value of the shares at the time of issuance (less any consideration paid). The basis of the shares so acquired will be equal to the fair market value at such time. If the election is made, no tax will be payable upon the subsequent lapse or release of the restrictions, and any gain or loss upon disposition will be a capital gain or loss.

Stock Appreciation Rights

      Although the recipient of an SAR does not recognize income at the time the right is granted, the recipient will recognize income in the year the right is exercised in an amount equal to the cash and the fair market value of the property received. The Company or a subsidiary will be entitled to deduct as compensation an amount equal to the income recognized by the recipient, and such deduction shall be claimed in the taxable year in which the Award becomes payable to the recipient.

      The Company or a subsidiary will be entitled to deduct as compensation the amount included in the recipient's gross income as a result of the payment of the Award in stock only in the taxable year in which or with which ends the taxable year of the recipient in which the recipient recognizes gross income. If an SAR is paid in shares, the recipient's basis will be equal to the fair market value of the shares when received, and the holding period will begin on that date.

Performance Shares and Units

      Performance shares and units will become fully taxable to the recipient when the requirements on the shares or units are met, and such shares or units become earned and non-forfeitable. The participant will be taxed on the amount equal to the cash and/or fair market value received upon payment.

Taxation of Long-Term Capital Gains

      For capital assets held for more than 12 months and sold after May 5, 2003, the maximum rate of tax on net capital gains is 15%. A 5% rate applies to taxpayers in the 10% ordinary income tax bracket.

Taxation of Preference Items

      Section 55 of the Code imposes an Alternative Minimum Tax equal to the excess, if any, of (1) 26% of the optionee's "alternative minimum taxable income" up to $175,000 ($87,500 in the case of married taxpayers filing separately) and 28% of alternative minimum taxable income in excess of $175,000 ($87,500 in the case of married taxpayers filing separately) over (2) his or her "regular" federal income tax. These tax rates, however, are reduced to a maximum of 15% on adjusted net capital gains. Alternative minimum taxable income is determined by adding the optionee's Incentive Stock Option Preference and any other items of tax preference to his or her adjusted gross income and then subtracting certain allowable deductions and an exemption amount. The exemption amount is $40,250 for single taxpayers, $58,000 for married taxpayers filing jointly, and $29,000 for married taxpayers filing separately.

Other Matters

      The 2003 Incentive Equity Plan is intended to comply with Section 162(m) of the Code with respect to options, SARs, performance shares and performance units granted thereunder. Section 162(m) of the Code prohibits a publicly held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1.0 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the close of the corporation's fiscal year and the four most highly compensated executive officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year (collectively, the "Section 162(m) Officers"). The $1.0 million compensation deduction limitation does not apply to "performance-based compensation." The final regulations issued by the Internal Revenue Service under Section 162(m) in December 1995 (the "IRS Regulations") set forth a number of provisions which compensatory plans must contain if the compensation paid thereunder is to qualify as "performance-based" for purposes of Section 162(m).

      The 2003 Incentive Equity Plan is intended to satisfy the requirements of the IRS Regulations with respect to Awards granted thereunder.

Recommendation and Vote

      Approval of the Amended and Restated 2003 Stock Option and Incentive Equity Plan will require the affirmative vote of the holders of a majority of our common shares issued and outstanding as of the record date.

      Our Board of Directors recommends that you vote FOR the approval of the Amended and Restated 2003 Stock Option and Incentive Equity Plan.

                    PROPOSALS AND NOMINATIONS BY SHAREHOLDERS
                             FOR 2005 ANNUAL MEETING

      In order to be eligible to submit a proposal to be included in next year's proxy statement and acted upon at the annual meeting of the shareholders of the Company to be held in 2005 (the "2005 Annual Meeting"), a shareholder must have continuously held at least $2,000 in market value, or 1% of our issued and outstanding common shares, for at least one year by the date on which the proposal is submitted. In addition, the shareholder must continue to hold the requisite number of our common shares through the date of the 2005 Annual Meeting. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and a statement that the shareholder intends to continue to hold the requisite number of our common shares through the date of the 2005 Annual Meeting. If the proponent is not a shareholder of record, proof of beneficial ownership of the requisite number of our common shares also should be submitted. The proxy rules of the Securities and Exchange Commission govern the content and form of shareholder proposals. All proposals must be a proper subject for action at the 2005 Annual Meeting.

      Any eligible shareholder who intends to submit a proposal for the 2005 Annual Meeting for inclusion in the proxy statement and form of proxy relating to that meeting is advised that the proposal must be received by the Company at its principal executive offices not later than December 11, 2004. The Company will not be required to include in its proxy statement or form of proxy a shareholder proposal which is received after that date or which otherwise fails to meet the requirements for shareholder proposals established by the rules of the Securities and Exchange Commission.

      In addition, if a shareholder intends to submit a proposal at the 2005 Annual Meeting without the inclusion of that proposal in the Company's proxy statement and form of proxy relating to that meeting and written notice of the proposal is not received by the Company on or before February 24, 2005, proxies solicited by the Board of Directors for the 2005 Annual Meeting will confer discretionary authority to vote on such proposal at such meeting.

                             ADDITIONAL INFORMATION

      Upon the written request of any person solicited, the Company will provide, without charge, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2003, excluding exhibits, which was filed with the Securities Exchange Commission on March 15, 2004. Such request should be addressed to Dominion Homes, Inc., Attn: Terry E. George, 5000 Tuttle Crossing Boulevard, Dublin, Ohio 43016-5555. The written request must include a statement that, as of the close of business on March 17, 2004, the person was the beneficial owner of our common shares.

                                  OTHER MATTERS

      As of the date of this proxy statement, our management knows of no other business that will come before the annual meeting. Should any other matter requiring a vote of the shareholders arise, the proxy in the enclosed form confers upon the persons designated to vote the shares discretionary authority to vote with respect to these matters in accordance with their best judgment. Our 2003 Annual Report to Shareholders, including financial statements, was furnished to our shareholders prior to or concurrently with the mailing of this proxy material.

                                        By Order of the Board of Directors,


                                        Robert A. Meyer, Jr.
                                        Secretary

                                                                      APPENDIX A

                              DOMINION HOMES, INC.

                  Amended and Restated Audit Committee Charter

Purpose

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") of Dominion Homes, Inc. (the "Company") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by obtaining an overview of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

In discharging its duties, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain and determine compensation for outside counsel, auditors or other experts for this purpose. The Committee shall also have the authority to appropriate funding in amounts determined by the Committee to pay for ordinary administrative expenses necessary or appropriate in carrying out the Committee's duties.

The Committee shall review and reassess the adequacy of this Charter periodically, but not less than annually, as conditions dictate.

Membership

The Committee shall be comprised of not less than three members of the Board. The Committee and its members shall satisfy the independence, experience and financial expertise requirements of the NASDAQ Stock Market, Inc. ("NASDAQ") for inclusions of an issuer's securities in NASDAQ and Section 10A of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), as amended by the Sarbanes-Oxley Act of 2002 (the "Act"), and the rules promulgated thereunder. Appointment to the Committee, including the designation of the Chair of the Committee and designation of a Committee member as an "audit committee financial expert," shall be made on an annual basis by the full Board upon recommendation of the Nominating and Corporate Governance Committee of the Board.

Key Responsibilities

The Committee recognizes that the Company's management is responsible for preparing the Company's financial statements and that the public accountants are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, including the internal audit staff as well as the outside auditors, has more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the

Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to financial management's or the public accountants' work.

The Committee shall have the sole authority for the appointment, compensation, retention and oversight of the work of the Company's public accountants, including the authority to appropriate funding therefor. The public accounting firm shall report directly to the Committee, and the Committee shall be responsible for resolving disagreements between management and the public accountants regarding financial reporting.

The following functions shall be the common recurring activities of the Committee in carrying out its duties. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

      Financial Reporting Process

      The Committee shall:

      o review with management and the public accountants the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K) and review and consider with the public accountants the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61;

      o review and discuss with management and the public accountants significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles;

      o as a whole, or through the Committee's Chair, and upon the request of the outside auditors, review with the public accountants the Company's interim financial results to be included in the Company's Quarterly Reports on Form 10-Q to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61 prior to the Company's filing of the Form 10-Q;

      o review or discuss, on a quarterly basis, reports from the public accountants on (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (iii) any other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences; and

      o discuss with management the Company's earnings press releases, including the use of "proforma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

      Internal Controls and Oversight

      The Committee shall:

      o discuss with management and the public accountants the quality and adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies;

      o discuss with management and the public accountants the risk of material misstatement of the financial statements due to fraud and obtain periodic briefings from management about any fraud, whether or not material, that involves management or other employees who have a significant role in internal control;

      o request from the public accountants annually a formal written statement delineating all relationships between the public accountants and the Company consistent with Independence Standards Board Standard Number 1;

      o actively discuss with the public accountants any such disclosed relationships and their impact on the public accountants' objectivity and independence;

      o take appropriate action to oversee the independence of the public accountants;

      o ensure that the lead audit partner of the public accountants and the audit partner responsible for reviewing the audit are rotated at least every five years as required by the Act, and further consider rotation of the public accounting firm itself;

      o recommend to the Board policies for the Company's hiring of employees or former employees of the public accountants who were engaged on the Company's account;

      o establish policies and procedures for the review and pre-approval of all audit and permissible non-audit engagements with the public accountants (with exceptions provided for de minimus amounts under certain circumstances as described by law); provided that the Committee may form and delegate authority to subcommittees consisting of one or more members (each of whom is an independent director pursuant to the applicable provisions of the Exchange Act and the rules promulgated thereunder) when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, and decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting;

      o establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and

      o review disclosures made by the Company's principal executive officer or officers and principal financial officer or officers regarding compliance with their certification obligations as required under the Act and the rules promulgated thereunder, including the Company's disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

      Ethical and Legal Compliance

      The Committee shall:

o     review any reports of the registered public accountants mandated by
      Section 10A of the Exchange Act and obtain from the registered public accountants any information with respect to illegal acts in accordance with Section 10A;

o have prior approval authority for and review on an ongoing basis all related party transactions for potential conflicts of interest situations; and

o review legal compliance matters with the Company's internal counsel, including corporate securities trading policies and any other legal matter which could have a significant impact on the Company's financial statements.

                                                                      APPENDIX B

                              DOMINION HOMES, INC.

                   2003 STOCK OPTION AND INCENTIVE EQUITY PLAN

                                  1.00 PURPOSE

Effective March 11, 2003, the Company adopted the Dominion Homes, Inc. 2003 Stock Option and Incentive Equity Plan to foster and promote its long-term financial success and to materially increase shareholder value [1] by providing Employees and Eligible Directors an opportunity to acquire an ownership interest in the Company and [2] by enabling the Company to attract and retain the services of outstanding Employees and Eligible Directors upon whose judgment, interest and special efforts the successful conduct of the Company's business is largely dependent. To enhance these objectives, the Company amends and restates the Plan as provided in this document.

                                2.00 DEFINITIONS

When used in this Plan, the following terms have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document or clearly required by the context. When applying these definitions, the form of any term or word will include any of its other forms.

2.01 Act. The Securities Exchange Act of 1934, as amended.

2.02 Affiliated SAR. An SAR that is granted in conjunction with an Option and which is always deemed to have been exercised at the same time that the related Option is exercised. The deemed exercise of an Affiliated SAR will not reduce the number of shares of Stock subject to the related Option, except to the extent of the exercise of the related Option.

2.03 Annual Meeting. The annual meeting of the Company's shareholders.

2.04 Award. Any Incentive Stock Option, Nonstatutory Stock Option, Performance Share, Performance Unit, Restricted Stock and Stock Appreciation Right issued under the Plan. During any single Plan Year, no Participant may be granted SARs affecting more than 50,000 shares of Stock allocated to the Plan (adjusted as provided in Section 5.03) and Options affecting more than 50,000 shares of Stock allocated to this Plan (adjusted as provided in Section 5.03), including Options and SARs that are cancelled [or deemed to have been cancelled under Treas. Reg. ss.1.162-27(e)(2)(vi)(B)] during the Plan Year issued.

2.05 Award Agreement. The written agreement described in Section 4.03.

2.06 Beneficiary. The person a Member designates to receive (or exercise) any Plan benefits (or rights) that are unpaid (or unexercised) when he or she dies. A Beneficiary may be designated only by following the procedures described in
Section 13.02; neither the Company nor the Committee is required to infer a Beneficiary from any other source.

2.07 Board. The Company's Board of Directors.

2.08 Cause. Unless the Committee specifies otherwise in the Award Agreement, with respect to any Member:

      [1] Any unauthorized disclosure of the Company's or any Subsidiary's business practices or accounts to a competitor that results in serious damage to the Company;

      [2] Willful and wrongful misappropriation of funds, property or rights of the Company or any Subsidiary that results in serious damage to the Company or any Subsidiary;

      [3] Willful and wrongful destruction of business records or other property that results in serious damage to the Company or any Subsidiary;

      [4] Conviction of a felony involving moral turpitude;

      [5] Conviction of a misdemeanor involving moral turpitude but only if the conviction arose as part of a plea bargain and relates to acts that were originally charged as felonies;

      [6] Gross and willful misconduct that results in serious damage to the Company or any Subsidiary;

      [7] Material breach of, or inability to perform, regularly assigned duties, other than by reason of disability (as defined in the Company's short-term disability plan); or

      [8] A Member's failure to return to active employment with the Company or any Subsidiary within 30 days after the end of any disability (as defined in the Company's short-term disability plan) but only if that period ends before the Member's Retirement.

2.09 Change in Control. The occurrence of any of the following events:

      [1] Douglas Borror and David Borror both cease to be members of the Company's Board of Directors; or

      [2] Any direct or indirect acquisition by a "person," including a "group" [as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Act")] after which the "person" or "group" is the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than 40 percent of the combined voting power of the Company's then outstanding securities; provided, however, that "person" or "group" will not include [a] the Company, [b] any entity under common control with the Company (within the meaning of Code ss.414), [c] BRC Properties Inc. or any of its shareholders or members of the family (as defined in Code ss.318) of Donald Borror or [d] any employee benefit plan of any entity described in Section 2.09[2][a], [b] and/or [c] of this definition; or

      [3] The adoption or authorization by the shareholders of the Company of a definitive agreement or a series of related agreements [a] for the merger or other business combination of the Company with or into another entity in which the shareholders of the Company immediately before the effective date of that merger or other business combination own less than 50 percent of the voting power in the entity immediately after the effective date of that merger or other business combination or [b] for the sale or other disposition of all or substantially all of the assets of the Company; or

      [4] The adoption by the shareholders of the Company of a plan relating to the liquidation or dissolution of the Company.

2.10 Change in Control Price. The highest price per share of Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of events not related to a transfer of Stock, the highest Fair Market Value of a share of Stock on any of the 30 consecutive trading days ending on the last trading day before the Change in Control occurs.

2.11 Code. The Internal Revenue Code of 1986, as amended, and any regulations issued under the Code and any applicable regulations or rulings issued under the Code.

2.12 Committee.

      [1] In the case of Awards to Eligible Directors, the Board; or

      [2] In the case of all other Awards, the Board's Compensation Committee which also constitutes a "compensation committee" within the meaning of Treas. Reg. ss.1.162-27(c)(4). The Committee will be comprised of at least three persons [a] each of whom is [i] an outside director, as defined in Treas. Reg. ss.1.162-27(e)(3)(i), and [ii] a "non-employee" director within the meaning of Rule 16b-3 under the Act and [b] none of whom may receive remuneration from the Company or any Subsidiary in any capacity other than as a director, except as permitted under Treas. Reg. ss.1.162-27(e)(3)(ii).

2.13 Company. Dominion Homes, Inc., an Ohio corporation

2.14 Director Option. A Nonstatutory Stock Option granted to an Eligible Director under Section 6.05.

2.15 Disability. Unless the Committee specifies otherwise in the Award
Agreement:

      [1] With respect to any Award other than an Incentive Stock Option, a Participant's inability due to illness, accident or otherwise to perform his duties for the period of time during which benefits are payable to the Participant under the Company's short-term disability plan, as determined by an independent physician selected by the Committee and reasonably acceptable to the Participant (or to his or her legal representative), provided that the Participant does not return to work on a substantially full-time basis within 30 days after the Company notifies the Participant that his employment is being terminated because of his or her Disability; or

      [2] With respect to an Incentive Stock Option, as defined in Code ss.22(e)(3).

2.16 Effective Date. With respect to the Plan, March 11, 2003 and with respect to this amendment and restatement, the earlier of the date this amended and restated document is adopted by the Board or the date it is approved by the Company's shareholders.

2.17 Eligible Director. A person who, on an applicable Grant Date [1] is an elected member of the Board (or has been appointed to the Board to fill an unexpired term and will continue to serve at the expiration of that term only if elected by shareholders) and [2] is not an Employee. For purposes of applying this definition, an Eligible Director's status will be determined as of the Grant Date applicable to each affected Award.

2.18 Employee. Any person who, on an applicable Grant Date, is a common law employee of the Company or any Subsidiary and is performing services and to whom the Committee has granted an Award. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company for any reason and on any basis will be treated as a common law employee only from the date of that determination and will not retroactively be reclassified as an Employee for any purpose of this Plan.

2.19 Exercise Price. The price at which a Member may exercise an Award.

2.20 Fair Market Value. The value of one share of Stock on any relevant date, determined under the following rules:

      [1] If the Stock is traded on the Nasdaq National Market or on an exchange, the reported "closing price" on the last trading day before the relevant date;

      [2] If the Stock is traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the last trading day before the relevant date; or

      [3] If neither Section 2.20[1] nor Section 2.20[2] applies, the fair market value as determined by the Committee in good faith.

2.21 Freestanding SAR. An SAR that is not associated with an Option and is granted under Section 9.00.

2.22 Grant Date. The date an Award is granted to a Participant, whether or not an Award Agreement is required.

2.23 Incentive Stock Option. Any Option granted under Section 6.00 that meets the conditions imposed under Code ss.422(b).

2.24 Member. Each Participant and Terminated Participant to whom an Award has been granted and which has not expired under the terms of the Award Agreement or as provided in Section 10.00.

2.25 Nonstatutory Stock Option. Any Option granted under Section 6.00 that is not an Incentive Stock Option.

2.26 Option. The right granted under the Plan to purchase a share of Stock at a stated price for a specified period of time. An Option may be either [1] an Incentive Stock Option or [2] a Nonstatutory Stock Option.

2.27 Participant. Any Employee or Eligible Director who has not Terminated.

2.28 Performance Goal. The conditions that must be met before an Employee will earn a Performance Share or Performance Unit.

2.29 Performance Period. The period over which the Committee will determine if applicable Performance Goals have been met.

2.30 Performance Share. An Award granted under Section 8.00.

2.31 Performance Unit. An Award granted under Section 8.00.

2.32 Plan. The Dominion Homes, Inc. 2003 Stock Option and Incentive Equity Plan.

2.33 Plan Year. The Company's fiscal year.

2.34 Prior Plan. The Dominion Homes, Inc. Incentive Stock Plan.

2.35 Restricted Stock. An Award granted under Section 7.00.

2.36 Restriction Period. The period over which the Committee will determine if an Employee has met conditions placed on Restricted Stock.

2.37 Retirement. Unless the Committee specifies otherwise in the Award Agreement, the date an Employee Terminates on or after reaching age 55.

2.38 Stock. A common share, without par value, issued by the Company.

2.39 Stock Appreciation Right (or "SAR"). An Award granted under Section 9.00 that is a Tandem SAR, an Affiliated SAR or a Freestanding SAR.

2.40 Subsidiary. Any corporation, partnership or other form of unincorporated entity of which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock if the entity is a corporation; or of the capital or profits interest, if the entity is a partnership or another form of unincorporated entity.

2.41 Tandem SAR. An SAR that is associated with an Option and which expires when that Option expires or is exercised, as described in Section 9.00.

2.42 Termination or Terminated. Unless the Committee specifies otherwise in the Award Agreement, [1] cessation of the employee-employer relationship between an Employee and the Company and all Subsidiaries for any reason or [2] cessation of an Eligible Director's service on the Board for any reason. However, a Member will not be treated as having Terminated if, without interruption, his or her status changes from Employee to Eligible Director or, if the Company agrees, from Employee or Eligible Director to consultant.

                               3.00 PARTICIPATION

3.01 Employees.

      [1] Consistent with the terms of the Plan and subject to Sections 3.02 and 3.03, the Committee will:

            [a] Decide which Employees may become Participants;

            [b] Decide which Employees will be granted Awards; and

            [c] Specify the type of Award to be granted and the terms upon which an Award will be granted.

      [2] The Committee may establish different terms and conditions:

            [a] For each type of Award;

            [b] For each Employee receiving the same type of Award; and

            [c] For the same Employees for each Award the Employee receives, whether or not those Awards are granted at different times.

3.02 Eligible Directors. Each Eligible Director will [1] become a Participant on the date he or she becomes an Eligible Director and [2] receive the Awards described in Section 6.05 without any further action by the Committee. However, as of the date an Award is made, the Committee may complete and deliver an Award Agreement to each affected Eligible Director describing the terms of the Award.

3.03 Conditions of Participation. Each Participant receiving an Award agrees

      [1] If required by the Committee, to sign an Award Agreement acknowledging the terms of the Plan and of the Award;

      [2] To be bound by the terms of the Award Agreement and the Plan; and

      [3] To comply with other conditions imposed by the Committee.

                               4.00 ADMINISTRATION

4.01 Committee Duties. The Committee is responsible for administering the Plan and has all powers appropriate and necessary to that purpose. Consistent with the Plan's objectives, the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the Company's interests and has complete discretion to make all other decisions (including whether a Participant has incurred a Disability) necessary or advisable for the administration and interpretation of the Plan. Any action by the Committee will be final, binding and conclusive for all purposes and upon all persons.

4.02 Delegation of Ministerial Duties. In its sole discretion and to the extent allowed by law and consistent with Plan objectives, the Committee may delegate any duties associated with the Plan to any person (including employees) that it deems appropriate.

4.03 Award Agreement. At the time any Award is made, the Committee may prepare and deliver an Award Agreement to each affected Participant. The Award
Agreement:

      [1] Will describe:

            [a] The type of Award and when and how it may be exercised;

            [b] The effect of exercising the Award; and

            [c] Any Exercise Price associated with the Award.

      [2] To the extent different from the terms of the Plan, will describe:

            [a] Any conditions that must be met before the Award may be exercised;

            [b] Any objective restrictions placed on Restricted Stock, Performance Shares and Performance Units and any performance related conditions and Performance Goals that must be met before those restrictions will be released;

            [c] When and how an Award may be exercised; and

            [d] Any other applicable terms and conditions affecting the Award.

      [3] Except as provided in Section 4.03[d], will not:

            [a] Establish an Exercise Price that is less than Fair Market Value on the Grant Date;

            [b] Provide that the Restriction Period applying to any time-based Restricted Stock will be shorter than 36 consecutive calendar months beginning after the Grant Date; or

            [c] Provide that the Restriction Period applying to any performance based Restricted Stock or the Performance Period applying to any Performance Stock will be shorter than 12 consecutive calendar months beginning after the Grant Date; but

            [d] The restrictions described in Section 4.03[3][a], [b] and [c] will not apply to Awards affecting, in the aggregate, no more than 50,000 shares, adjusted as provided in Sections 5.02 and 5.03 or to any grant of time-based Restricted Stock that vests in equal annual increments of 33-1/3 percent.

4.04 Repricing/Settlement. With the approval of the Company's shareholders, the Committee may "reprice" (as defined under rules issued by the Nasdaq National Market or any national securities exchange or system on which shares of Stock are then listed or traded) any

Award on any basis approved by the Company's shareholders. Also, in its sole discretion, the Company may repurchase or settle any outstanding Award for cash at any time and on any basis it believes is appropriate and consistent with the Plan's purposes.

                           5.00 STOCK SUBJECT TO PLAN

5.01 Number of Shares of Stock. Subject to Sections 5.02 and 5.03, the number of shares of Stock subject to Awards under the Plan may not be larger than 500,000. The shares of Stock to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock not reserved for any other purpose.

5.02 Cancelled, Terminated or Forfeited Awards or Awards Settled for Cash. Any Stock subject to an Award that, for any reason, is cancelled, terminated or forfeited or otherwise settled without the issuance of the Stock may again be granted under the Plan.

5.03 Adjustment in Capitalization. If, after the Effective Date, there is a Stock dividend or Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or other similar corporate change affecting Stock, the Committee will adjust as it deems appropriate [1] the number of Awards that may or will be issued to Participants during a Plan Year, [2] the aggregate number of shares of Stock available for Awards under Section 5.01 or subject to outstanding Awards (as well as any share-based limits imposed under this Plan), [3] the respective Exercise Price, number of shares and other limitations applicable to outstanding or subsequently issued Awards and [4] any other factors, limits or terms affecting any outstanding or subsequently issued Awards.

                                  6.00 OPTIONS

6.01 Grant of Options. The Committee may grant Options to Employees and Eligible Directors at any time during the term of this Plan. Options may be either [1] Incentive Stock Options or [2] Nonstatutory Stock Options. However, Options issued to Eligible Directors must always be Nonstatutory Stock Options.

6.02 Option Price. Subject to Section 40.03[3], each Option will bear the Exercise Price the Committee specifies in the Award Agreement. However, in the case of an Incentive Stock Option, the Exercise Price [1] will not be less than the Fair Market Value of a share of Stock on the Grant Date and [2] will be at least 110 percent of the Fair Market Value of a share of Stock on the Grant Date with respect to any Incentive Stock Options issued to an Employee who, on the Grant Date, owns [as defined in Code ss.424(d)] Stock possessing more than 10 percent of the total combined voting power of all classes of Stock.

6.03 Exercise of Options. Subject to the terms of the Plan, Options will be exercisable under the conditions specified in the Award Agreement. However:

      [1] Any Option to purchase a fraction of a share of Stock will be liquidated as of the date it arises and the Participant will be given cash equal to Fair Market Value multiplied by the fractional share.

      [2] Unless the Committee specifies otherwise in the Award Agreement, no Employee may exercise Options for fewer than the smaller of:

            [a] 100 shares of Stock; or

            [b] The full number of shares of Stock for which Options are then exercisable.

      [3] No Option may be exercised more than ten years after it is granted (five years in respect of an Incentive Stock Option, if the Employee owns [as defined in Code ss.424(d)] Stock possessing more than 10 percent of total combined voting power of all classes of Stock on the Grant Date).

6.04 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary:

      [1] No provision of this Plan relating to Incentive Stock Options will be interpreted, amended or altered; nor will any discretion or authority granted under the Plan be exercised, in a manner that is inconsistent with Code ss.422, or, without the consent of any affected Member, to cause any Incentive Stock Option to fail to qualify for the federal income tax treatment afforded under Code ss.421;

      [2] The aggregate Fair Market Value of the Stock (determined as of the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Member during any calendar year (under all option plans of the Company and all Subsidiaries of the Company) will not exceed $100,000 [or other amount specified in Code ss.422(d)]; and

      [3] No Incentive Stock Option will be granted to any person who is not an Employee on the Grant Date.

6.05 Director Options.

      [1] On the first business day after each Annual Meeting, each Eligible Director will be issued Director Options to purchase 2,500 shares of Stock. The Director Options issued under this section will be reduced (but not below zero) by any options issued for the same purpose under the Prior Plan.

      [2] Subject to the terms of the Plan and the Award Agreement, each Director Option may be exercised at any time during the ten years beginning on the Grant Date.

      [3] However:

            [a] Any Director Option to purchase a fraction of a share of Stock will be liquidated as of the date it arises and the Participant will be given cash equal to Fair Market Value multiplied by the fractional share;

            [b] Unless the Committee specifies otherwise in the Award Agreement, no Eligible Director may exercise Director Options for fewer than the smaller of:

                  [i] 100 shares of Stock; or

                  [ii] The full number of shares of Stock for which Director Options are then exercisable.

6.06 Payment for Options. Unless the Committee specifies otherwise in the Award Agreement, the Exercise Price associated with each Option must be paid in cash. However, the Committee may, at any time and in its discretion, develop, and extend to some or all Members, procedures through which Members may pay an Option's Exercise Price, including allowing a Member to tender Stock he or she already has owned for at least six months before the exercise date, either by actual delivery of the previously owned Stock or by attestation, valued at its Fair Market Value on the exercise date, as partial or full payment of the Exercise Price.

6.07 Transferability of Stock. Unless the Committee specifies otherwise in the Award Agreement, Stock acquired through an Option will be transferable, subject to applicable federal securities laws, the Company's stock trading policy, the requirements of the Nasdaq National Market or any national securities exchange or system on which shares of Stock are then listed or traded or any blue sky or state securities laws.

                              7.00 RESTRICTED STOCK

7.01 Restricted Stock Grants. Subject to the terms of the Plan (including
Section 4.03[3]) and the Award Agreement, the Committee may grant Restricted Stock to Employees at any time during the term of this Plan.

7.02 Transferability. Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period. Restricted Stock normally will be held by the Company as escrow agent during the Restriction Period and will be distributed as described in Section 7.03. However, at any time during the Restriction Period, the Committee may, in its sole discretion, issue the Restricted Stock to the Employee in the form of certificates containing a legend describing restrictions imposed on the Restricted Stock.

7.03 Removal of Restrictions. Shares of Restricted Stock will be:

      [1] Forfeited, if all restrictions have not been met at the end of the Restriction Period and again become available to be granted under the Plan; or

      [2] Released from escrow and distributed to the affected Employee (or any restrictions imposed on the distributed certificate removed) as soon as practicable after the last day of the Restriction Period if all restrictions have then been met.

7.04 Rights Associated with Restricted Stock. During the Restriction Period:

      [1] Employees may exercise full voting rights associated with their Restricted Stock; and

      [2] All dividends and other distributions paid with respect to any Restricted Stock will be held by the Company as escrow agent during the Restriction Period. At the end of the Restriction Period, these dividends will be distributed to the Employee or forfeited as provided in Section
      7.03. No interest or other accretion will be credited with respect to any dividends held in this escrow account. If any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were issued.

                  8.00 PERFORMANCE SHARES AND PERFORMANCE UNITS

8.01 Performance Shares and Performance Unit Grants. Subject to the terms of the Plan (including Section 4.03[3]) and the Award Agreement, the Committee may grant Performance Shares or Performance Units to Employees at any time during the term of this Plan. However, Performance Shares and Performance Units will be granted to Participants whose compensation is subject to Code ss.162(m) ["Code ss.162(m) Participants"] solely under the terms of Section 8.02, while Performance Shares and Performance Units will be granted to Participants who are not Code ss.162(m) Participants solely under the terms of Section 8.03

8.02 Code ss.162(m) Participants.

      [1] For each Performance Period, the Committee will establish the Performance Goal that will be applied to determine the Performance Shares or Performance Units that may be distributed at the end of the Performance Period to any Code ss.162(m) Participant.

      [2] In establishing each affected Code ss.162(m) Participant's Performance Goal, the Committee will consider the relevance of his or her assigned duties and responsibilities to factors that preserve and increase the Company's value. These factors will include:

            [a] Increasing sales;

            [b] Developing new products and lines of revenue;

            [c] Reducing operating expenses;

            [d] Increasing customer satisfaction;

            [e] Developing new markets and increasing the Company's share of existing markets;

            [f] Meeting completion schedules;

            [g] Increasing standardized pricing;

            [h] Developing and managing relationships with regulatory and other governmental agencies;

            [i] Managing cash;

            [j] Managing claims against the Company, including litigation;

            [k] Identifying and completing strategic acquisitions; and

            [l] Increasing the Company's book value.

      [3] The Committee will make adjustments that appropriately reflect:

            [a] The effect on any Performance Goal of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change. This adjustment to the Performance Goal will be made [i] to the extent the Performance Goal is based on Stock, [ii] as of the effective date of the event and [iii] for the Performance Period in which the event occurs. Also, the Committee will make a similar adjustment to any portion of a Performance Goal that is not based on Stock but which is affected by an event having an effect similar to those just described.

            [b] A substantive change in a Code ss.162(m) Participant's job description or assigned duties and responsibilities.

      [4] Performance Goals will be established and communicated to each affected Code ss.162(m) Participant in an Award Agreement no later than the earlier of:

            [a] 90 days after the beginning of the applicable Performance Period; or

            [b] The expiration of 25 percent of the applicable Performance
            Period.

      [5] As of the end of each Performance Period, the Committee will certify to the Board the extent to which each Code ss.162(m) Participant has or has not met the Performance Goals established under this section. These Performance Shares or Performance Units will be:

            [a] Forfeited, to the extent that Performance Goals have not been met at the end of the Performance Period, and again become available to be granted under the Plan; or

            [b] Valued and distributed, in a single lump sum in the form of cash, Stock or a combination of both (as determined by the Committee) as soon as practicable after the last day of the Performance Period, to the extent that related Performance Goals have been met.

8.03 Non-Code ss.162(m) Participants. At its discretion, the Committee may issue Performance Shares and Performance Units to Participants who are not Code ss.162(m) Participants ("Non-Code ss.162(m) Participants") by applying the procedures described in Section 8.02 or on any other basis it deems appropriate. These Performance Shares or Performance Units will be;

      [1] Forfeited, to the extent that any Performance Goals or other standards (if any) have not been met, and again become available to be granted under the Plan; or

      [2] Valued and distributed, in a single lump sum in the form of cash, Stock or a combination of both (as determined by the Committee) at a time determined by the Committee, to the extent that related Performance Goals (if any) have been met.

8.04 Rights Associated with Performance Shares and Performance Units. During the Performance Period, and unless any Award Agreement provides otherwise:

      [1] Employees may not exercise voting rights associated with their Performance Shares or Performance Units; and

      [2] No dividends or other distributions made or declared during the Performance Period will be paid with respect to any Performance Shares or Performance Units.

                         9.00 STOCK APPRECIATION RIGHTS

9.01 SAR Grants, Subject to the terms of the Plan and the Award Agreement, the Committee may grant Affiliated SARs, Freestanding SARs and Tandem SARs (or a combination of each) to Employees at any time during the term of this Plan.

9.02 Exercise Price. Unless the Committee specifies otherwise in the Award Agreement, the Exercise Price specified in the Award Agreement will:

      [1] In the case of an Affiliated SAR, not be less than 100 percent of the Fair Market Value of a share of Stock on the Grant Date;

      [2] In the case of a Freestanding SAR, not be less than 100 percent of the Fair Market Value of a share of Stock on the Grant Date; and

      [3] In the case of a Tandem SAR, not be less than the Exercise Price of the related Option.

9.03 Exercise of Affiliated SARs. Affiliated SARs will be deemed to be exercised on the date the related Option is exercised. However:

      [1] An Affiliated SAR will expire no later than the date the related Option expires;

      [2] The value of the payout with respect to the Affiliated SAR will not be more than the Exercise Price of the related Option; and

      [3] An Affiliated SAR may be exercised only if the Fair Market Value of the shares of Stock subject to the related Option is larger than the Exercise Price of the related Option.

9.04 Exercise of Freestanding SARs. Freestanding SARs will be exercisable subject to the terms specified in the Award Agreement.

9.05 Exercise of Tandem SARs. Tandem SARs may be exercised with respect to all or part of the shares of Stock subject to the related Option by surrendering the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable. However:

      [1] A Tandem SAR will expire no later than the date the related Option expires;

      [2] The value of the payout with respect to the Tandem SAR will not be more than 100 percent of the difference between the Exercise Price of the related Option and the Fair Market Value of a share of Stock subject to the related Option at the time the Tandem SAR is exercised; and

      [3] A Tandem SAR may be exercised only if the Fair Market Value of a share of Stock subject to the Option is larger than the Exercise Price of the related Option.

9.06 Settling SARs.

      [1] A Member exercising a Tandem SAR or a Freestanding SAR will receive an amount equal to:

            [a] The difference between the Fair Market Value of a share of Stock on the exercise date and the Exercise Price; multiplied by

            [b] The number of shares of Stock with respect to which the Tandem SAR or Freestanding SAR is exercised.

      [2] A Member will not receive any cash or other amount when exercising an Affiliated SAR. Instead, the value of the Affiliated SAR being exercised will be applied to reduce (but not below zero) the Exercise Price of the related Option.

At the discretion of the Committee, the value of any Tandem SAR or Freestanding SAR being exercised will be settled in cash, shares of Stock or any combination of both.

                                10.00 TERMINATION

10.01 Retirement. Unless otherwise specified in the Award Agreement, all Awards that are outstanding (whether or not then exercisable) when a Participant Retires may be exercised at any time before the earlier of [1] the expiration date specified in the Award Agreement or [2] 12 months (three months in the case of Incentive Stock Options) beginning on the Retirement date (or any shorter period specified in the Award Agreement).

10.02 Death or Disability. Unless otherwise specified in the Award Agreement, all Awards that are outstanding (whether or not then exercisable) when a Participant Terminates because of death or Disability may be exercised by the Participant or the Participant's Beneficiary at any time before the earlier of [1] the expiration date specified in the Award Agreement or [2] 12 months beginning on the date of death or Termination because of Disability (or any shorter period specified in the Award Agreement).

10.03 Termination for Cause. Unless otherwise specified in the Award Agreement, all Awards that are outstanding (whether or not then exercisable) if a Participant Terminates for Cause will be forfeited.

10.04 Termination for any Other Reason. Unless otherwise specified in the Award Agreement or subsequently, any Awards that are outstanding when a Participant Terminates for any reason not described in Sections 10.01 through 10.03 and which are then exercisable, or which the Committee has, in its sole discretion, decided to make exercisable, may be exercised at any time before the earlier of [1] the expiration date specified in the Award Agreement or [2] 90 days beginning on the date the Participant Terminates.

10.05 Limits on Exercisability/Forfeiture of Exercised Awards. Regardless of any other provision of this section or the Plan and unless the Committee specifies otherwise in the Award Agreement or the Company subsequently consents in writing, a Member who fails to comply with Section 10.05[3]will:

      [1] Forfeit all outstanding Awards; and

      [2] Forfeit all shares of Stock or cash (including dividends held in escrow under Sections 7.04[2]) acquired or received by the exercise of any Award, lapse of any restrictions or attainment of any Performance Goals on the date of Termination or within 180 days before and 365 days after Terminating, including any amounts received under a cash settlement described in Section 4.04 but excluding amounts received as a consequence of a Change in Control as described in Section 11.00.

      [3] The forfeiture described in Sections 10.05[1] and [2] will apply if, within the time period described in Section 10.05[2] the Member "competes" with the Company or any Subsidiary. For purposes of this section, "compete" means:

            [a] Anywhere in the State of Ohio or in any other state in which the Company or any Subsidiary is conducting business when benefits are paid, the Member, without the written consent of the Company, provides advice with respect to, engages in or directly or indirectly supervises or assists the provision of any service or sale of any product that competes with any service or product of the Company or any Subsidiary; or

            [b] Anywhere in any state, the Member accepts employment with, the Member provides advice to, or engages in or directly or indirectly supervises or assists the provision of any service or sale of any product by any person, company, partnership, corporation or other entity that builds homes, develops land or otherwise competes with the Company or any Subsidiary in any market, city or area in which the Company or any Subsidiary conducts business when benefits are paid.

                             11.00 CHANGE IN CONTROL

11.01 Accelerated Vesting and Settlement. Subject to Section 11.02, on the date of any Change in Control:

      [1] [a] Each Option (other than Director Options) outstanding on the date of a Change in Control (whether or not exercisable) will be cancelled in exchange [i] for cash equal to the excess of the Change in Control Price over the Exercise Price associated with the cancelled Option or, [ii] at the Committee's discretion, for whole shares of Stock with a Fair Market Value equal to the excess of the Change in Control Price over the Exercise Price associated with the cancelled Option and the Fair Market Value of any fractional share of Stock will be distributed in cash, and [b] all related Affiliated and Tandem SARs will be cancelled. However, the Committee, in its sole discretion, may offer the holders of the Options to be cancelled a reasonable opportunity (not longer than 15 days beginning on the date of the Change in Control) to exercise all their outstanding Options (whether or not otherwise then exercisable) by following the exercise procedures described in Section 6.00;

      [2] All Performance Goals associated with Performance Shares or Performance Units will be deemed to have been met on the date of the Change in Control, all Performance Periods accelerated to the date of the Change in Control and all outstanding Performance Shares and Performance Units (including those subject to the acceleration described in this subsection) will be distributed in a single lump sum cash payment;

      [3] All Freestanding SARs will be deemed to be exercisable and will be liquidated in a single lump sum cash payment; and

      [4] All Restricted Stock will be released from escrow and distributed to the affected Employee (or any restrictions imposed on the distributed certificate removed).

11.02 Alternative Awards. Section 11.01 will not apply to the extent that the Committee reasonably concludes in good faith before the Change in Control occurs that Awards will be honored or assumed or new rights substituted for the Award (collectively "Alternative Awards") by the Employee's employer (or the parent or a subsidiary of that employer) immediately after the Change in Control, provided that any Alternative Award must:

      [1] Be based on stock that is (or, within 60 days of the Change in Control, will be) traded on the Nasdaq National Market or a national securities exchange or system;

      [2] Provide the Employee (or each Employee in a class of Employees) rights and entitlements substantially equivalent to the rights, terms and conditions of each Award for which it is substituted, including an identical or better exercise or vesting schedule and identical or better timing and methods of payment, provided that such substitution of an Award will not constitute a modification, extension or renewal of any Award;

      [3] Have substantially equivalent economic value to the Award (determined at the time of the Change in Control) for which it is substituted; and

      [4] Provide that, if the Employee's employment is involuntarily Terminated without Cause or constructively Terminated by the Employee, any conditions on the Employee's rights under, or any restrictions on transfer or exercisability applicable to, each Alternative Award will be waived or lapse.

For purposes of this section, a constructive Termination means a Termination by an Employee following a material reduction in the Employee's compensation or job responsibilities (when compared to the Employee's compensation and job responsibilities on the date of the Change in Control) or the relocation of the Employee's principal place of employment to a location at least 50 miles from his or her principal place of employment on the date of the Change in Control (or other location to which the Employee has been reassigned with his or her written consent), in each case without the Employee's written consent but only if the material reduction or relocation occurs within 24 months after the Change in Control.

11.03 Director Options. Upon a Change in Control, each outstanding Director Options will be cancelled unless [1] the Stock continues to be traded on an established securities market after the Change in Control or [2] the Eligible Director continues to be a Board member after the Change in Control. In the situations just described, the Director Option will be unaffected by a Change in Control. Any Director Option to be cancelled under the next preceding sentence will be exchanged [3] for cash equal to the excess of the Change in Control Price over the Exercise Price associated with the cancelled Director Option or [4] at the Committee's discretion, for whole shares of Stock with a Fair Market Value equal to the excess of the Change in Control Price over the Exercise Price associated with the cancelled Director Option and the Fair Market Value of any fractional share of Stock will be distributed in cash. However, the Committee, in its sole discretion, may offer the holders of the Director Options to be cancelled a reasonable opportunity (not longer than 15 days beginning on the date of the Change in Control) to exercise all their outstanding Director Options (whether or not otherwise then exercisable) by following the exercise procedures described in Section 6.00.

11.04 Coordination of Change In Control Benefits. If the sum of the benefits received due to a Change in Control, as described in this section, and those provided under all other plans, programs or agreements between the Participant and the Company or any Subsidiary constitute "excess parachute payments" as defined in Code ss.280G(b)(1), the Company and or Subsidiary will either:

      [1] Reimburse the Participant for the amount of any excise tax due under Code ss.4999 (but not for any income taxes or additional excise taxes associated with this initial payment), if this procedure provides the affected Participant with an after-tax amount that is larger than the after-tax amount produced under Section 11.04[2]; or

      [2] Reduce the amounts paid to the Participant under this Plan so that his or her total "parachute payment" as defined in Code ss.280G(b)(2)(A) under this and any all other plans, programs or agreements between the Participant and the Company or Subsidiary will be $1.00 less than the amount that would be an "excess parachute payment," if this procedure provides the Participant with an after-tax amount that is larger than the after-tax amount produced under Section 11.04[1].

              12.00 AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

The Board or the Committee may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code or [3] the Nasdaq National Market or any securities exchange, market or other quotation system on or through which the Company's securities are listed or traded. Also, no Plan amendment may [4] result in the loss of a Committee member's status as a "non-employee director" as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company, [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3 or [6] without the consent of the affected Member, adversely affect any Award issued before the amendment, modification or termination.

                               13.00 MISCELLANEOUS

13.01 Assignability. Except as described in this section, an Award may not be transferred except by will or the laws of descent and distribution and, during the Member's lifetime, may be exercised only by the Member, the Member's guardian or legal representative. However, with the permission of the Committee, a Member or a specified group of Members may transfer Awards (other than Incentive Stock Options) to a revocable inter vivos trust, of which the Member is the settlor, or may transfer Awards (other than an Incentive Stock Option) to any member of the Member's immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the Member's immediate family, any partnership or limited liability company whose only partners or members are members of the Member's immediate family or an organization described in Code ss.501(c)(3) ("Permissible Transferees"). Any Award transferred to a Permissible Transferee will continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Committee. A Permissible Transferee [other than an organization described in Code ss.501(c)(3)] may not retransfer an Award except by will or the laws of descent and distribution and then only to another Permissible Transferee.

13.02 Beneficiary Designation. Each Member may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Member's death. Each designation made will revoke all prior designations made by the same Member, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Member has not made an effective Beneficiary designation, the deceased Member's Beneficiary will be his or her surviving spouse or, if none, the deceased Member's estate. The identity of a Member's designated Beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Member and will not be inferred from any other evidence.

13.03 No Guarantee of Employment or Participation. Nothing in the Plan may be construed as:

      [1] Interfering with or limiting the right of the Company or any Subsidiary to Terminate any Employee's employment at any time;

      [2] Conferring on any Participant any right to continue as an employee or director of the Company or any Subsidiary;

      [3] Guaranteeing that any common-law employee will be selected to be a Participant; or

      [4] Guaranteeing that any Member will receive any future Awards.

13.04 Tax Withholding.

      [1] The Company will withhold from other amounts owed to the Member, or require a Member to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award, exercise or cancellation of an Award or purchase of Stock. If these amounts are not to be withheld from other payments due to the Member (or if there are no other payments due to the Member), the Company will defer payment of cash or issuance of shares of Stock until the earlier of:

            [a] Thirty days after the settlement date; or

            [b] The date the Member remits the required amount.

      If the Member has not remitted the required amount within 30 days after the settlement date, the Company will permanently withhold from the value of the Awards to be distributed the minimum amount required to be withheld to comply with applicable federal, state and local income, wage and employment taxes and distribute the balance to the Member.

      [2] In its sole discretion, which may be withheld for any reason or for no reason, the Committee may permit a Member to elect, subject to conditions the Committee establishes, to reimburse the Company for this tax withholding obligation through one or more of the following methods:

            [a] By having shares of Stock otherwise issuable under the Award withheld by the Company (but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal and local income, employment and wage tax laws);

            [b] By delivering to the Company previously acquired shares of Stock that the Member has owned for at least six months;

            [c] By remitting cash to the Company; or

            [d] By remitting a personal check immediately payable to the Company.

13.05 Indemnification. Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to take action under the Plan as a Committee member and against and from any and all amounts paid, with the Company's approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee member or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company's organizational documents, by contract, as a matter of law or otherwise.

13.06 No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or directors, in cash or property, in a manner not expressly authorized under the Plan.

13.07 Requirements of Law. The grant of Awards and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Also, no shares of Stock will be issued under the Plan unless the Company is satisfied that the issuance of those shares of Stock will comply with applicable federal and state securities laws. Certificates for shares of Stock delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, the Nasdaq National Market or any stock exchange or other recognized market or quotation system upon which the Stock is then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.

13.08 Term of Plan. The Plan will be effective upon its adoption by the Board and approval by the affirmative vote of the holders of at least a majority of the common shares issued and outstanding as of the record date for the first Annual Meeting occurring after the Board approves the Plan. Subject to Section 12.00, the Plan will continue until the tenth anniversary of the Effective Date.

13.09 Governing Law. The Plan, and all agreements hereunder, will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio.

13.10 No Impact on Other Benefits. Plan Awards are incentives designed to promote the objectives described in Section 1.00. Also, Awards are not compensation for purposes of calculating a Member's rights under any other employee benefit plan.

13.11 Effect on Prior Plan. Upon shareholder approval of the Plan, the Prior Plan will terminate; however, all outstanding Awards at the time of termination will continue to be governed by the rights and terms of the Prior Plan until exercised or forfeited.

REVOCABLE PROXY
DOMINION HOMES, INC.

PLEASE MARK VOTES
AS IN THIS EXAMPLE

Proxy for the Annual Meeting of Shareholders to be held on May 12, 2004
This Proxy is solicited on behalf of the Board of Directors

The undersigned holder(s) of common shares, no par value ("Common Shares"), of Dominion Homes, Inc. (the "Company") hereby constitute(s) and appoint(s) Jon M. Donnell and Terry E. George, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders ("Annual Meeting") of the Company to be held at the Company's corporate offices at 5000 Tuttle Crossing Boulevard, Dublin, Ohio, 43016, on May 12, 2004, at 9:00 a.m., local time, and any adjournment or adjournments thereof, and to vote all of the Common Shares which the undersigned is entitled to vote at such Annual Meeting or at any adjournments thereof:

                  With-    For All
         For      hold     Except
         [_]      [_]       [_]

1. FOR election as Directors of all the nominees listed below (except as marked to the contrary below).
Class I Directors
David Blom
Class II Directors
Donald A. Borror, R. Andrew Johnson, Gerald E. Mayo,
David S. Borror, Carl A. Nelson, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

         For    Against  Abstain
         [_]     [_]       [_]

2. Approval of the Dominion Homes, Inc. Amended and Restated 2003 Stock Option and Incentive Equity Plan. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. WHERE NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY, "FOR" THE APPROVAL OF THE DOMINION HOMES, INC.

AMENDED AND RESTATED 2003 STOCK OPTION AND INCENTIVE EQUITY PLAN, AND, IN THE DISCRETION OF THE PROXY OR PROXIES, ON ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING OR ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

Please be sure to sign and date this Proxy in the box below.


----------------------------------------
                  Date

----------------------------------------
        Shareholder sign above

----------------------------------------
     Co-holder (if any) sign above

--------------------------------------------------------------------------------
        Detach above card, sign, date and mail in the enclosed envelope.

DOMINION HOMES, INC.

All proxies previously given by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the May 12, 2004, Annual Meeting. Please sign exactly as your name appears hereon. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in full corporate name by authorized officer. If shares are registered in two names, both shareholders should sign. Please note any change of address on this proxy.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DOMINION HOMES, INC. PLEASE FILL IN, DATE, SIGN AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.